UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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    LSB Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting of Stockholders

To Be Held May 3, 2019

LSB INDUSTRIES, INC.

3503 NW 63rd Street, Suite 500

Oklahoma City, Oklahoma 73116

To the Stockholders of

LSB Industries, Inc.

The 2019 Annual Meeting of the Stockholders of LSB Industries, Inc. (the “Company”) will be held at our offices located at 3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma 73116, on May 3, 2019, at 8:30 a.m. CDT, for the purpose of considering and voting upon the following matters:

(1)  To elect three nominees to the Board of Directors;

(2)  To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2019; and

(3)  To approve, on an advisory basis, named executive officer compensation.

YOUR VOTE IS IMPORTANT

You are urged to vote your shares by promptly marking, signing, dating and returning the proxy card or, in the alternative, by voting your shares electronically either over the Internet or by touch tone telephone. Please see “QUESTIONS & ANSWERS – How Do I Cast My Vote?” in the Proxy Statement for further information and instructions.

HOW TO VOTE

VIA THE INTERNET Visit the website listed on your proxy card
BY MAIL Sign, date and return your proxy card in the enclosed envelope
BY TELEPHONE Call the telephone number on your proxy card
IN PERSON Attend the Annual Meeting in person

You may vote if you were a stockholder of record at the close of business on March 4, 2019.

Your vote is important. Please sign and promptly return the enclosed proxy card in the accompanying self-addressed envelope, which requires no postage if mailed in the United States. In addition, you can vote by telephone or Internet. Instructions are included on the proxy card.

By order of the Board of Directors,

Michael J. Foster
Executive Vice President,
Secretary and General Counsel

Oklahoma City, Oklahoma

March 24, 2019

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2019.

This Notice of Annual Meeting of Stockholders and related proxy materials are being distributed or made available to stockholders beginning on or about March 24, 2019. This includes instructions on how to access these materials (including the Proxy Statement for the Annual Meeting, along with the LSB 2018 Annual Report) via the Internet at www.proxypush.com/LXU.

Proxy Statement Summary

The Annual Meeting

Below is a summary of certain information included in the Proxy Statement. Please review the entire Proxy Statement before you vote.	Time and Date:	8:30 a.m., Central Daylight Time (“CDT”), on May 3, 2019
	Place:	LSB Industries, Inc., 3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma 73116
	Record Date:	March 4, 2019

Matters For Stockholder Vote

Proposal	Board Recommendation	Page

1: Election of three nominees to our Board of Directors	“FOR” each nominee	5

2: Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2019	“FOR”	11

3: Advisory vote to approve named executive officer compensation	“FOR”	11

You may vote at the meeting if you were a holder of record of our common stock and certain preferred stock at the close of business on March 4, 2019. Please see page 2 for instructions on how to vote your shares.

LSB Industries Proxy Statement    i

Selected Table of Contents

LSB INDUSTRIES, INC.

PROXY STATEMENT FOR

2019 ANNUAL MEETING OF STOCKHOLDERS

ii    LSB Industries Proxy Statement

LSB INDUSTRIES, INC.

3503 NW 63rd Street, Suite 500

Oklahoma City, Oklahoma 73116

PROXY STATEMENT FOR

2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 3, 2019

Solicitation Of Proxies

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors (the “Board”) of LSB Industries, Inc. (the “Company,” “us,” “our,” or “we”) for proxies to be voted at our Annual Meeting of Stockholders to take place on May 3, 2019, at 8:30 a.m. CDT at our offices located at 3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma 73116 and at any adjournment thereof.

Questions and Answers

About the Annual Meeting

What matters are being considered?

You will be voting on each of the following items of business:

(1)	Election of three nominees to our Board;

(2)	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2019; and

(3)	Advisory vote to approve the compensation of our executive officers named in the Summary Compensation Table (the “named executive officers”).

The Board recommends a vote “FOR” each of the director nominees and a vote “FOR” each of Proposals 2 and 3.

What is a proxy?

A proxy is your legal appointment of another person to vote the shares that you own in accordance with your instructions. The person you appoint to vote your shares is also called a proxy. On the enclosed proxy card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the annual meeting. The designated proxies are required to vote your shares in the manner you instruct.

Will other matters be brought before the annual meeting?

The Board does not intend to bring any other matters before the annual meeting and does not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. However, if any other matter is properly brought before the annual meeting, the accompanying proxy gives discretionary authority to the persons named in the proxy with respect to any other matters that might be brought before the annual meeting. Those persons intend to vote that proxy in accordance with their best judgment on such matter.

Who is entitled to vote at the annual meeting?

You or your proxy may vote if you owned voting stock as of the close of business on March 4, 2019, which is the record date for determining who is eligible to vote at the annual meeting.

As of the close of business on the record date, we had the following number of shares of common stock and voting preferred stock issued and outstanding which were eligible to be voted:

(a)	28,747,961 shares of common stock, with each share entitling its holder to one vote;

(b)	20,000 shares of Series B 12% Cumulative Convertible Preferred Stock (“Series B Preferred”), with each share entitling its holder to one vote;

(c)	1,000,000 shares of Series D 6% Cumulative Convertible Preferred Stock (“Series D Preferred”), with each share entitling its holder to .875 of one vote; and

(d)	1 share of Series F-1 Redeemable Class C Preferred Stock (“Series F-1 Preferred”) entitling its holder to a number of votes equal to 456,225 shares of common stock, subject to adjustment.

Shares of our Series B Preferred, Series D Preferred and Series F-1 Preferred are referred to as our “voting preferred stock.” All of our outstanding

LSB Industries Proxy Statement    1

Questions and Answers About the Annual Meeting

shares of common stock and voting preferred stock will vote together as a single class on all matters coming before the annual meeting.

What constitutes a quorum?

In order to conduct the annual meeting, we must have a quorum. Holders of a majority of the total of all of the outstanding shares of common stock and voting preferred stock, will constitute a quorum for the annual meeting.

What vote is required to approve the items under consideration?

•	Directors are elected by the affirmative vote of a majority of votes cast by the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting.

•

The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of votes cast by the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting.

•

The advisory vote on executive compensation requires the affirmative vote of a majority of votes cast by the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting.

Are abstentions counted?

Abstentions occur when stockholders are present in person or by proxy at the annual meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. If your proxy indicates an abstention from voting on the proposal, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. If you abstain from voting, you have not cast a vote and the abstention will not be counted in determining the outcome of the proposals.

How do I cast my vote?

Registered Holders. If shares are registered in your name, you may vote those shares in person at the annual meeting or by proxy. If you decide to vote by proxy, you may do so in any ONE of the following three ways.

By telephone. After reading the proxy materials, you may call the toll-free number (866) 286-3181, using a touch-tone telephone. You will be prompted to enter your Control Number, which you can find on your Notice of Telephone Voting Availability or your proxy card. This number will identify you and the Company. You can then follow the simple instructions that will be given to you to record your vote.

Over the Internet. After reading the proxy materials, you may use a computer to access the website www.proxypush.com/LXU. You will be prompted to enter your Control Number, which you can find on your Notice of Internet Voting Availability or your proxy card. This number will identify you and the Company. You can then follow the simple instructions that will be given to you to record your vote.

By mail. After reading the proxy materials, you may vote your shares by marking, signing, dating and returning your proxy card in the envelope provided. To best ensure timely receipt of your proxy, you are encouraged to mail your proxy card for arrival by May 2, 2019.

The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

Whether you choose to vote in person, by telephone, over the Internet or by mail, you can specify whether your shares should be voted for all, some or none of the director nominees. You can also specify whether you want to vote for or against, or abstain from voting on:

•	The ratification of the appointment of the independent auditors; and

•	The advisory vote to approve the compensation of the Company’s named executive officers

Beneficial Owner. If your stock is held in your brokerage account, also known as “street name,” you should instruct your broker how your shares should be voted. If you fail to give your broker instructions, in some cases but not others the broker may submit a “broker non-vote,” which is explained below.

If you are a beneficial owner whose shares are held of record directly in your name by a broker, you will receive instructions from the broker describing how to direct the voting of or vote your shares. If you do not instruct your broker how to vote your shares, it may vote your shares as it decides with respect to any matter for which it has discretionary authority under the rules of the New York Stock Exchange (“NYSE”).

There are also non-discretionary matters for which your broker does not have discretionary authority to vote unless it receives timely instructions from you. A “broker non-vote” results when a broker does not have discretion to vote on a particular matter, you have not given timely instructions on how the

2    LSB Industries Proxy Statement

Questions and Answers About the Annual Meeting

broker should vote your shares and the broker indicates it does not have authority to vote such shares on its proxy. Although broker non-votes will be counted as present at the annual meeting for purposes of determining a quorum, they will be treated as shares not entitled to vote on the proposal.

If your shares are held in street name and you do not give voting instructions, the broker will only be entitled to vote your shares in its discretion with respect to the ratification of the appointment of our independent registered public accounting firm. Without voting instructions from you, the record holder will not be permitted to vote your shares with respect to the election of directors or the advisory vote on executive compensation. Your shares would therefore be considered broker non-votes with respect to these proposals and would have no effect on the proposal. Accordingly, it is important for you to instruct your broker how you wish to vote your shares.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the polls close at the annual meeting, which will be at 8:30 a.m. CDT on May 3, 2019. If you hold your shares directly in record name, you can change your vote by:

•	Submitting a revised proxy using the previously mentioned telephone or Internet voting systems by the deadlines described for each such method above;

•	Sending a written revocation to our Secretary by mail to LSB Industries, Inc., 3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma 73116; or

•	Voting in person at the annual meeting.

In the absence of a revocation, shares represented by the proxies will be voted at the annual meeting. Your attendance at the annual meeting will not automatically revoke your proxy. If you do not hold your shares directly, you should follow the instructions provided by your broker, bank or nominee to revoke your previously voted proxy.

What if I sign and return my proxy card but I do not include voting instructions?

If you properly complete and submit a proxy card, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	“FOR” the election of the four nominees to our Board;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2018; and
•	“FOR” the advisory vote to approve named executive officer compensation.

If any other business comes before the stockholders for a vote at the annual meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the annual meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A., 462 South 4th Street, Suite 1600, Louisville, KY 77845, (800) 736-3001 (U.S. and Canada) and (781) 575-3100 (outside U.S. and Canada).

Will my shares be voted if I do not provide my proxy?

If your shares are registered in your name, they will not be voted unless you submit your proxy or vote in person at the annual meeting. As discussed above, if your shares are held in street name and you do not give voting instructions, the broker will only be entitled to vote your shares in its discretion with respect to the ratification of the appointment of our independent registered public accounting firm.

Who will count the votes?

All votes will be tabulated by Mediant Communications, Inc., who will serve as the inspector of election for the annual meeting.

What is the deadline for submission of stockholder proposals for the 2020 annual meeting?

If you wish to submit proposals to be included in our proxy statement for our 2020 annual meeting, proposals must be received at our principal executive offices in writing not later than November 25, 2019 and should be addressed to Michael J. Foster, Secretary, LSB Industries, Inc., 3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma 73116.

If you wish to present a proposal, but you fail to notify us by such deadline, you will not be entitled to present the proposal at the annual meeting.

For more information regarding stockholder proposals, please see “Stockholder Proposals” below.

Who is soliciting proxies?

We will pay for preparing, printing and mailing this Proxy Statement. Proxies may be solicited on our

LSB Industries Proxy Statement    3

Questions and Answers About the Annual Meeting

behalf by our directors, officers or employees, without additional consideration, in person or by telephone, electronic transmission and facsimile transmission. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial stockholders.

Stockholder List

A list of stockholders entitled to vote at the annual meeting will be open for examination by any stockholder for any purpose relevant to the annual meeting during ordinary business hours commencing 10 days before the annual meeting. The list will be maintained at our principal executive offices located at 3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma 73116.

4    LSB Industries Proxy Statement

Proposal 1—Election of Directors

General

Our Certificate of Incorporation and Bylaws provide for the division of the Board into three classes, each class consisting as nearly as possible of one-third of the whole. The term of office of one class of directors expires each year; with each class of directors elected for a term of three years and until the stockholders elect their qualified successors.

Agreements as to Certain Directors and Committees

Board Representation and Standstill Agreement

On December 4, 2015, the Company entered into the Board Representation and Standstill Agreement (the “Board Representation and Standstill Agreement”), by and among the Company, LSB Funding LLC (“LSB Funding”), Security Benefit Corporation (“Security Benefit”), Todd Boehly, Jack E. Golsen (“J. Golsen”), Steven J. Golsen (“S. Golsen”), Barry H. Golsen (“B. Golsen”), Linda Golsen Rappaport (“L. Rappaport”), Golsen Family LLC, an Oklahoma limited liability company (“Family LLC”), SBL LLC, an Oklahoma limited liability company (“SBL LLC”), and Golsen Petroleum Corp., an Oklahoma corporation (“GPC,” and together with Messrs. J. Golsen, S. Golsen and B. Golsen, Ms. L. Rappaport, Family LLC, SBL LLC, each a “Golsen Holder” and, collectively, the “Golsen Holders”). On October 26, 2017 and October 18, 2018, the parties to the Board Representation and Standstill Agreement entered into amendments thereto (the “Amendments”). The Board Representation and Standstill Agreement and the Amendments are collectively the “Amended Board Representation and Standstill Agreement”.

LSB Funding Designees

Pursuant to the Amended Board Representation and Standstill Agreement and based upon the equity holdings of LSB Funding, the Company has agreed to permit LSB Funding, an affiliate of Security Benefit, to designate two nominees to the Board, at least one of which will meet the NYSE standards of independence. LSB Funding designated, and our Board appointed, Jonathan S. Bobb and Kanna Kitamura to the Board.

Golsen Designees

Under the Amended Board Representation and Standstill Agreement and based upon the Golsen Holders’ equity holdings, the Golsen Holders, collectively, have the right to designate two directors. The Golsen Holders designated, and our Board approved, Jack E. Golsen and Barry H. Golsen to the Board

Other Governance Matters

Our Bylaws provide that the Board may change the total number of directors on our Board from time to time provided that the minimum number of directors is 3 and the maximum is 14. Currently there are 8 directors.

As discussed under “Corporate Governance—Nominating Committee,” our Nominating Committee reviews the composition of the Board as part of its assessment of the Board’s performance, and effectiveness. The Nominating Committee values certain characteristics in all Board members, including personal and professional integrity, reputation, outstanding professional achievement, and sound business judgment. The Nominating Committee evaluates each individual director in the context of the Board as a whole with the goal of recommending an effective group with a diversity of experience and skills that exercises sound business judgment in the interest of our business and our stockholders. Consistent with their responsibilities, members of the Nominating Committee have interviewed and evaluated each of the current nominees for director and has determined that each is highly qualified to serve as a member of our Board.

The following sets forth certain information regarding the director nominees and other directors whose term will continue after the annual meeting.

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Proposal 1 – Election of Directors

Nominees for the Class of Directors Whose Term will Expire in 2022

MARK T. BEHRMAN

Mark T. Behrman, age 56, was appointed to the Board of Directors of the Company in December 2018. His current term expires in 2019. Mr. Behrman was also appointed as the Company’s President and Chief Executive Officer in December 2018. Prior to his appointment as Chief Executive Officer, he served as the Company’s Executive Vice President and Chief Financial Officer since June 2015 and as its Senior Vice President of Corporate Development beginning in March 2014. In addition to his experience at the Company, he has over 30 years of financial and investment banking experience, with his investment banking experience primarily focusing on the industrial and business services sectors. Prior to joining the Company, Mr. Behrman served as a Managing Director at Sterne Agee & Leach, Inc., leading the firm’s industrials, transportation, and energy practices. During his career, Mr. Behrman has originated and executed numerous merger and acquisition transactions, equity and debt capital market transactions and private capital raises for corporate clients in these sectors.

Mr. Behrman was previously a Founder and Senior Managing Director of BlueStone Capital Partners, LP, where he was part of a team that created Trade.com Global Markets, Inc., and Founder and Director of the BlueStone/AFA Private Equity Fund. He began his career at PaineWebber, Inc. and at Drexel Burnham Lambert, Inc.

Age: 56 Director since: 2018
Committees: none

Mr. Behrman is currently a Director of Panhandle Oil and Gas Inc. (an owner of mineral and leasehold properties), the Chairman of its Audit Committee and a member of its Corporate Governance and Nominating Committee. Mr. Behrman was previously a director of three public companies: Noble International Ltd. (a supplier to the automotive industry) from 1998 to 2007, where he also served as Chairman of its Audit Committee for five years; Oakmont Acquisition Corporation (a special purpose acquisition corporation) from 2005 to 2007; and Robocom Systems International (a developer and marketer of advanced warehouse management software solutions) from 1998 to 2000. Mr. Behrman’s experience with the Company, his extensive financial background and corporate investment and advisory experience, among other factors, led the Board to conclude that he should serve as a director.

Mr. Behrman holds a Master of Business Administration from Hofstra University and a Bachelor of Science in Accounting from Binghamton University.

JONATHAN S. BOBB

Jonathan S. Bobb, age 43, has been a director of the Company since 2015. His current term expires in 2019. Mr. Bobb is a Director at Eldridge Industries, the parent company of Security Benefit. In this role, he is responsible for originating and executing both control and minority investments in operating companies and assets in a range of industries. Mr. Bobb previously served in the same capacity at Guggenheim Partners. Prior to joining Guggenheim, Mr. Bobb was a senior member of the investment banking division at Goldman Sachs & Co. from 2007 to 2013. His previous business experience includes investment banking positions with J.P. Morgan and Deutsche Bank and financial planning roles at Gap Inc. Mr. Bobb received a B.A. in Economics from Stanford University and an M.B.A. from the University of Michigan.

Age: 43 Director since: 2015
Committees: Compensation Audit

Mr. Bobb was nominated to the Board as an LSB Funding nominee under the Amended Board Representation and Standstill Agreement. Mr. Bobb’s extensive financial background and corporate investment and advisory experience, among other factors, led the Board to conclude that he should serve as a director.

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Proposal 1 – Election of Directors

RICHARD S. SANDERS, JR.

Richard S. Sanders, Jr., age 61, has been a director of the Company since 2014. His current term expires in 2019. Mr. Sanders served as our Interim Executive Vice President, Chemical Manufacturing from September 2015 until August 2016. Mr. Sanders has been a nitrogen fertilizer manufacturing consultant since January 2011 through Circle S. Consulting LLC, of which he is the sole owner. Previously, Mr. Sanders served as Vice President of Manufacturing of Terra Industries Inc. from 2003 until the acquisition of Terra Industries by CF Industries Holdings, Inc. in April 2010. On completion of the transaction, he worked on the integration of manufacturing operations, and as Vice President of Environmental Health and Safety, Engineering and Procurement. At Terra Industries Inc., Mr. Sanders was responsible for Terra’s six manufacturing facilities’ overall operations including production operations, environmental health and safety, project engineering, and technical services. He was also responsible for Terra’s capital investment program of approximately $250 million per year, including major expansion projects. Mr. Sanders was Plant Manager of Terra’s Verdigris, Oklahoma nitrogen manufacturing complex for nine years prior to his role as Vice President of Manufacturing. Prior to Terra, Mr. Sanders served as Plant Manager at the Beaumont Methanol Corporation’s 800,000 GPD methanol manufacturing facility and in management and engineering positions for Agrico Chemical Company. Mr. Sanders served as a Non-Executive Director of Open Joint Stock Company Mineral and Chemical Company EuroChem during 2013. Mr. Sanders received a Bachelor of Science degree in Chemical Engineering from Louisiana State University in 1980.

Mr. Sanders’ extensive experience in the chemical industry, his depth of knowledge and understanding of the chemical manufacturing facilities that we operate, and his demonstrated leadership skills throughout his career, among other factors, led the Board to conclude that he should serve as a director.

Age: 61 Director since: 2014
Committees: Audit Compensation Nominating and Corporate Governance

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE THREE NOMINEES AS DIRECTORS OF THE COMPANY

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Proposal 1 – Election of Directors

Continuing Directors

The following five directors will continue in office until the expiration of their respective terms and until their successors have been elected and qualified.

BARRY H. GOLSEN, J.D.

Barry H. Golsen, J.D., age 68, has been a director of the Company since 1981. His current term expires in 2021. Mr. B. Golsen is President of GOL Capital LLC. He served as the Vice-Chairman of the Board of the Company from 1993 until 2015. Previously he served as the Company’s President and Chief Executive Officer from January 2015 until September 2015 and as the Company’s President and Chief Operating Officer from 2004 to 2014.

Mr. B. Golsen joined the Company in 1978 as a product manager at International Environmental Corporation (“IEC”). He became Executive Vice President of IEC in 1979 and IEC’s President in 1980. Mr. B. Golsen spearheaded the growth of the Company’s Climate Control Business with a number of business startups as well as the acquisition of Climate Master, Inc. (and its merger with CHP Corporation and subsequent move to Oklahoma City). Under his leadership, the Company’s Climate Control Business attained leading shares of the U.S. markets for water source and geothermal heat pumps and hydronic fan coils. Mr. B. Golsen attended Cornell University College of Engineering prior to earning both his B.A. and J.D. degrees from the University of Oklahoma. He was admitted to the Oklahoma Bar in 1978. Mr. B. Golsen is a past Director of the Oklahoma City Branch of the Federal Reserve Bank of Kansas City. Mr. B. Golsen served on the Board of Directors of Equity Bank for Savings N.A., and on many of the bank’s committees. His professional affiliations have included the Oklahoma Bar Association, the American Bar Association, the American Society of Heating, Refrigeration and Air-Conditioning Engineers, Young Presidents Organization and World Presidents Organization. Mr. B. Golsen is a National Association of Corporate Directors (NACD) Board Leadership Fellow, the Gold Standard Director Credential. NACD Fellowship is a comprehensive and continuous program of study that empowers directors with the latest insight intelligence, and boardroom practices.

Mr. B. Golsen serves as a Golsen Designee under the Amended Board Representation and Standstill Agreement. Mr. B. Golsen’s extensive experience and his in-depth of knowledge and understanding of the businesses in which we operate, and his demonstrated leadership skills within the Company, among other factors, led the Board to conclude that he should serve as a director.

Age: 68 Director since: 1981
Committees: none

JACK E. GOLSEN

Jack E. Golsen, age 90, has been a director of the Company since he founded it in 1969. His current term expires in 2020. Mr. J. Golsen is our Chairman Emeritus and the founder of the Company. He served as the Executive Chairman of the Company’s Board from January 2015 until January 2018 and as the Company’s Chairman of the Board and Chief Executive Officer from 1969 until 2014, as well as the Company’s President from 1969 until 2004. In 1996, he was inducted into the Oklahoma Commerce and Industry Hall of Honor as one of Oklahoma’s leading industrialists. Mr. Golsen is a Trustee of Oklahoma City University and has served on its Finance Committee for many years. During his career, he acquired or started the companies which formed the Company. He has served on the boards of insurance companies, several banks, including Oklahoma’s largest bank at the time, and was Board Chairman of Equity Bank for Savings N.A., which was formerly owned by the Company. In 1972, he was recognized nationally as the person who prevented a widespread collapse of the Wall Street investment banking industry. Refer to The Second Crash by Charles Ellis, five other books and Fortune Magazine. Mr. Golsen has a Bachelor of Science degree from the University of New Mexico and studied at Tufts College and Boston University.

Mr. J. Golsen was re-nominated to the Board as a Golsen Designee nominee under the Amended Board Representation and Standstill Agreement. Mr. J. Golsen’s demonstrated leadership skills, extensive entrepreneurial experience and expertise in all the industries in which we operate, financial experience and broad business knowledge, among other factors, led the Board to conclude that he should serve as a director.

Age: 90 Director since: 1969
Committees: none

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Proposal 1 – Election of Directors

KANNA KITAMURA

Kanna Kitamura, age 46, was appointed to the Board of Directors of the Company in December, 2018. Her current term expires in 2021. Ms. Kitamura is a Senior Director and Head of Human Resources at Eldridge Industries. Born in Tokyo, Japan, Ms. Kitamura was raised in New York, attended high school at Aiglon College (a British international boarding school located in Switzerland), received a BS from Georgetown University, and a JD from Brooklyn Law School. Prior to joining Eldridge, Ms. Kitamura worked at Guggenheim Partners, where she was Head of Legal Operations for Guggenheim Investments; a member of Guggenheim Partners’ Women’s Innovation and Inclusion Network Committee, Pro Bono Counsel Committee, and has acted as a mentor in its Veterans Transition Assistance Program. Prior to joining Guggenheim Partners, Ms. Kitamura was a VP of Business Development and Director of Operations for a management consulting firm and was employed by the United Nations Development Programme in the Division of Public Affairs. Ms. Kitamura serves as a Director on the Board of the NYC Kids Project, a non-profit organization based in New York City advocating empathy, acceptance and inclusion with the use of theatrical puppets in classroom programs. Ms. Kitamura’s commitment to outreach, civil liberties and education started early, with her family’s active involvement with organizations that include: The Kips Bay Boys and Girls Club, the I Have A Dream Foundation, and Synergos. Ms. Kitamura is a certified Special Olympics Equestrian Coach and volunteers with various wildlife and conservation groups. Having traveled extensively throughout North America, South America, Asia, and Europe, Ms. Kitamura is fluent or proficient in several languages including Japanese, English and French.

Ms. Kitamura serves as a LSB Funding designee under the Amended Board Representation and Standstill Agreement. Ms. Kitamura’s extensive financial industry leadership and legal experience, among other factors, led the Board to determine that she should serve as a director.

Age: 46 Director since: 2018
Committees: Compensation Nominating and Corporate Governance

RICHARD W. ROEDEL

Richard W. Roedel, age 69, has been a director of the Company since 2015. His current term expires in 2021. Mr. Roedel has served as a director of IHS Markit, Inc. (NYSE:INFO) since 2004, Six Flags Entertainment Corporation (NYSE:SIX) since 2010, Luna Innovations Incorporated (NASDAQ: LUNA) since 2005, and BrightView Holdings, Inc. (NYSE: BV) since 2015. Mr. Roedel serves as a member of the audit committee of Six Flags Entertainment Corporation and IHS Market and as the Chairman of IHS Markit’s Risk Committee. Mr. Roedel serves as the Chairman of the audit committee of BrightView. Mr. Roedel also serves as the Non-Executive Chairman of the Board of Luna Innovations. As a director of public companies, Mr. Roedel has served as lead independent director and as the chairman of several governance, compensation, and special committees. From 1985 through 2000, Mr. Roedel was employed by the accounting firm BDO Seidman LLP, the United States member firm of BDO International, as an Audit Partner. He was promoted in 1990 to Managing Partner in Chicago, then to Managing Partner in New York in 1994, and finally, in 1999, to Chairman and Chief Executive. Mr. Roedel joined the Board of Directors of Take-Two Interactive Software, Inc., a publisher of video games, in 2002, and served in various capacities with that company until 2005, including Chairman and Chief Executive Officer. Mr. Roedel served on the Boards of Directors of BrightPoint, Inc. from 2002 to 2012 and Sealy Corporation (NYSE:ZZ) from 2006 to 2013. He also served as a director and chairman of the audit committees of Lorillard, Inc. (NYSE:LO) until 2015, Dade Behring Holdings, Inc. (NYSE:DADE) until 2007 and Broadview Network Holdings, Inc., a private company, until 2012. Mr. Roedel is a member of the National Association of Corporate Directors Risk Oversight Advisory Council. In 2014 Mr. Roedel was appointed to the Public Accounting Oversight Board’s Standing Advisory Group for a three-year term ending in 2017. Until 2016, Mr. Roedel was a director of the Association of Audit Committee Members, Inc., a non-profit association of audit committee members dedicated to strengthening audit committees by developing best practices. Mr. Roedel holds a B.S. in Accounting and Economics from The Ohio State University and he is a certified public accountant.

Mr. Roedel’s extensive experience in finance, accounting, risk management, and public company governance led the Board to conclude that he should serve as a director.

Age: 69 Director since: 2015
Committees: Audit (Chair) Compensation Nominating and Corporate Governance (Chair)

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Proposal 1 – Election of Directors

LYNN F. WHITE

Lynn F. White, age 66, has been a director since 2015. His current term expires in 2020. Mr. White founded and has served as the Managing Director of Twemlow Group LLC since 2013, and previously from 2008 until 2009. Twemlow Group LLC is a consulting firm that provides strategic, organizational and product development counsel to agriculturally related businesses. Mr. White is a National Association of Corporate Directors (NACD) Board Leadership Fellow, demonstrating his commitment to the highest standards of boardroom excellence. The NACD Fellowship is a comprehensive and continuous program of study that empowers directors with the latest insights, intelligence, and leading boardroom practices. Mr. White also has been a director of Anuvia Plant Nutrients since January 12, 2016. From 2009 to 2013, Mr. White served as Vice President, Corporate Development of CF Industries Holdings, Inc. (NYSE:CF). While at CF Industries, he was responsible for external growth initiatives, including M&A and organic efforts, new product development and strategy, and led the integration of the $4.6 billion acquisition of Terra, Inc. While at CF Industries he served as non-executive Chairman or Vice-Chairman of GrowHow UK Limited, the leading British nitrogen fertilizer producer and as a director of KEYTRADE AG, a major Swiss based fertilizer trading firm. Prior to that, he was the President of John Deere Agri Services, Inc., a subsidiary of Deere & Co. (NYSE:DE), where he was responsible for leading a new global business unit created to pursue growth opportunities in technology-based services for industries linked to agriculture. Mr. White was also Vice President of Global AgServices of Deere, where he was responsible for identifying, testing and developing new services for agriculture and food. Prior to that, he was Senior Vice President, Corporate Development of IMC Global Inc. (n/k/a The Mosaic Company), a producer of crop nutrients and salt, and served in various executive positions, including General Manager of the Food Ingredients Division, Director of the Flame Retardants & Fluids Business and Europe, Middle East, Africa Agricultural Chemicals Area Director of FMC Corporation (NYSE:FMC), a global producer of chemicals and machinery. Mr. White also currently serves as Vice Chair of the Dean’s Advisory Council for the College of Agriculture, Food and Environmental Sciences at California Polytechnic State University, and until 2014 served as a Trustee of the Barrington Hills (IL) Police Pension Fund.

Mr. White holds a B.A. in History from California Polytechnic State University, San Luis Obispo and an M.B.A. in Finance and Multinational Enterprise from the Wharton Graduate School of Business at the University of Pennsylvania.

Mr. White’s depth of experience serving in executive positions in the agriculture and chemical industry, and his experience in business development led the Board to conclude that he should serve as a director.

Age: 66 Director since: 2015
Committees: Audit Compensation (Chair) Nominating and Corporate Governance

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Proposal 2—Ratification of The Appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2019

The Audit Committee has appointed the firm of Ernst & Young LLP, Independent Registered Public Accounting Firm (“Ernst & Young”), as the Company’s auditors for 2019. Ernst & Young has served as our auditors for more than five years, including the fiscal year most recently completed. If the stockholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider the appointment and may or may not consider the appointment of another independent registered public accounting firm for the Company for 2019 or future years.

Consistent with past practices, it is expected that one or more representatives of Ernst & Young will attend the annual meeting and will be available to respond to appropriate questions or make a statement should they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

Proposal 3—Advisory Vote to Approve Named Executive Officer Compensation

We are asking our stockholders to approve the following advisory resolution related to the compensation of the Company’s named executive officers commonly known as a “say-on-pay” proposal:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, and the compensation tables, and the related narrative discussion in this Proxy Statement.

Our stockholders’ opinions are important to us and we hold this advisory vote annually in order to get a better understanding of their views on the compensation of our named executive officers and its alignment with stockholder interests. The Board and the Compensation Committee, which is composed of independent directors, will review and take into account the outcome of this vote when considering future executive compensation decisions. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the narrative disclosure related to executive compensation disclosure, in this Proxy Statement, which provide information about our compensation policies and the compensation of our named executive officers. Stockholders should note that, because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

The Board intends to hold this vote annually, and the next advisory vote to approve named executive officer compensation will occur in 2020.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE RESOLUTION TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.

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Corporate Governance

Meetings of the Board

Our Board held 8 meetings in 2018. All directors, for the period of time they served on the Board in 2018, attended at least 87% of the combined total of the meetings held by the Board and the meetings held by all committees of the Board on which each director served.

Board Leadership Structure

At the end of 2018 with the resignation of Daniel D. Greenwell, our Board decided to separate the roles of Chairman and Chief Executive Officer. Mr. Roedel was named Non-Executive Chairman of the Board, and Mr. Behrman became the Chief Executive Officer. The responsibilities of the Chairman of the Board generally include:

•	Chairing all meetings of the Board;

•	Assisting the Board and management in providing leadership and developing overall corporate strategy; and

•	Building consensus in the development of the Company’s overall strategic plan.
•	Serving as a liaison between management, and the directors; and

•	Overseeing the Board’s stockholder communications policies.

Committees of the Board of Directors and Committee Charters

The Board has three separately-designated active standing committees: a Nominating and Corporate Governance Committee, an Audit Committee, and a Compensation Committee. The Board has adopted written charters for each of these committees. The Board has determined that all members of these committees are independent directors and satisfy the Securities and Exchange Commission (“SEC”) and NYSE requirements for independence. A current copy of the charters of the aforementioned Committees along with our corporate governance guidelines are available on our website at www.lsbindustries.com and are also available from the Company upon request to the Secretary. The following sets forth the current members of each committee and current Board class expiration year:

Name	Class	Audit	Nominating and Corporate Governance	Compensation
Mark T. Behrman	2019
Jonathan S. Bobb	2019	X		X
Richard Sanders, Jr.	2019	X	X	X
Jack E. Golsen	2020
Lynn F. White	2020	X	X	Chair
Barry H. Golsen	2021
Richard W. Roedel	2021	Chair	Chair	X
Kanna Kitamura	2021		X	X

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (“Nominating Committee”) consists entirely of independent directors who were appointed by the Board to serve until their successors are appointed and qualified. The Board has determined that each member of the Nominating Committee is independent in accordance with the listing standards of the NYSE. During 2018, the Nominating Committee held 5 meetings.

The Nominating Committee is primarily responsible for:

•	Developing and recommending to the Board, appropriate corporate governance principles and practices and assisting the Board in implementing those practices; and

•	Developing criteria for, and identifying individuals qualified to become, members of the Board and recommending to the Board nominees for election at the annual meetings of stockholders or for appointment to fill vacancies.

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Corporate Governance

The Nominating Committee periodically assesses the skills and experience needed for the Board to properly direct the business and affairs of the Company. The Nominating Committee seeks Board candidates possessing the following qualities:

•	Diverse mix of skills, qualifications and experience, including business leadership, financial expertise, corporate governance, chemical expertise, and legal and risk management;

•	Proven leadership, sound judgment, integrity and a commitment to the success of the Company; and

•	Independence, financial literacy, personal and professional accomplishments and experience considering the needs of the Company.

The Nominating Committee evaluates the skills, qualifications, experience and expertise of candidates to determine director nominees. For incumbent directors, the factors also include past performance on the Board and contributions to their respective committees.

The Nominating Committee is also responsible for:

•	Advising the Board about the appropriate composition of the Board and its committees, including recommendations related to the Board’s leadership structure and the designation of individuals to serve as Executive Chairman of the Board and Lead Director (if any); and

•	Leading the evaluation of the Board through an annual review of the performance of the Board and its committees.

The Nominating Committee considers the qualifications of director candidates recommended by stockholders and evaluates each of them using the same criteria the Nominating Committee uses for incumbent or other candidates identified by the Nominating Committee. Director candidate recommendations by stockholders must be made in compliance with the procedures set forth in our Bylaws by notice in writing delivered or mailed by first class U.S. mail, postage prepaid, to the Chairman of the Nominating Committee, in care of the Secretary of the Company, 3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma 73116. Please indicate “Nominating Committee” on the envelope.

Audit Committee

The Audit Committee assists the Board in (i) overseeing the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements, the stewardship of administration and financial controls and the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and the Company’s independent auditor and the Company’s risk management system and processes and (ii) preparing the report required by the SEC to be included in the Company’s annual proxy. In carrying out these purposes, the Audit Committee, among other things, is responsible for:

•	Providing an open means of communication among the independent auditors, financial and senior management, the internal auditors and the Board;

•	Appointing, evaluating and approving the appointment, compensation, retention and oversight of the independent registered public accounting firm;

•	Approving in advance all auditing services and permitted non-audit services to be provided by the independent auditor;

•	Annually considering the qualifications, independence and performance of the independent registered public accounting firm;

•	Reviewing recommendations of the independent registered public accounting firm concerning our accounting principles, internal controls and accounting procedures and practices;

•	Providing oversight of the internal audit function;

•	Reviewing and approving the scope of the annual audit;

•	Reviewing and discussing with management and the independent registered public accounting firm the annual audited and quarterly unaudited financial statements;

•	Reviewing legal matters and the Company’s compliance programs and other systems in place designed to ensure that the Company’s financial statements, reports and other financial information satisfy applicable legal, regulatory or NYSE requirements; and

•	Performing such other duties as set forth in the Audit Committee Charter.

During 2018, the Audit Committee held 7 meetings.

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Corporate Governance

Audit Committee Financial Expert

In 2018, the Board evaluated the members of the Audit Committee and believes that each member of the Audit Committee is financially literate and that each member has sufficient background and experience to fulfill the duties of the Audit Committee. The Board has determined that Mr. Roedel satisfies the definition of “audit committee financial expert” under the NYSE listing standards and applicable SEC regulations.

Audit Committee Report

LSB’s Audit Committee operates under a written charter adopted by the Board that outlines the responsibilities of, and practices followed by the Committee. A copy of the Charter is available on LSB’s website, www.lsbindustries.com, by choosing “Investors”, then selecting “Corporate Governance.” We review and reassess the charter annually and recommend any changes to the Board of Directors for approval. We met seven times in 2018 and this report summarizes the activities of the Committee during those meetings.

LSB’s management is responsible for preparing LSB’s financial statements and the principal independent accountants are responsible for auditing those financial statements. The Audit Committee’s role is to provide oversight of management in carrying out management’s responsibility and to appoint, compensate, retain and oversee the work of the principal independent accountants.

Primary Responsibilities and 2018 Actions

The Audit Committee assists the Board in overseeing the accounting and financial reporting process and integrity of the financial statements of the Company; the compliance by the Company with legal and regulatory requirements; and the performance of the internal audit function, internal accounting controls, disclosure controls and procedures, and internal control over financial reporting. In 2018, in fulfilling these responsibilities, among other things, we:

•	Met with senior members of the Company’s financial management team at each meeting;

•

Held sessions, during regularly scheduled meetings, with each of the Company’s Chief Financial Officer, General Counsel, and head of Internal Audit, providing an opportunity for candid discussions regarding financial management, legal, accounting, auditing, and internal controls matters;

•

Reviewed and discussed with management the Company’s earnings releases and the financial results for each quarterly period and for the fiscal year as set out in the Company’s Forms 10-Q and Form 10-K prior to filing with the SEC;

•

Received periodic reports on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting;

•

Reviewed and discussed with senior management significant risks and exposures identified by management and the Company’s processes related to risk assessment and management, including the Company’s enterprise risk management process;

•

Reviewed and discussed with senior management, including the head of Internal Audit, the evaluation of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting;

•	Regularly met with the General Counsel and head of Internal Audit to receive status reports on compliance matters and to discuss the effectiveness of the Company’s compliance program;

•	Reviewed and discussed with senior management major financial risk exposures, a review of tax planning, tax valuation allowances and certain tax positions; and

•

Reviewed the Company’s internal audit plan, received individual audit reports, discussed with management measures implemented in response to internal audits, and reviewed the performance of the Company’s internal audit function.

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Corporate Governance

Oversight of Independent Auditors

In addition to the responsibilities described above, the Audit Committee oversees the audits of the Company’s financial statements and the independence, qualifications, and performance of the independent auditors. In fulfilling our oversight role for the year ended December 31, 2018, under the Audit Committee’s charter, among other things, we reviewed and discussed with Ernst & Young LLP, the Company’s independent auditors and principal independent accountants, as well as with senior members of the Company’s financial management team, the overall audit scope and plan, the results of the external audit, and evaluations by Ernst & Young LLP of the Company’s internal controls over financial reporting, the quality of the Company’s financial reporting, and the effectiveness of the Company’s disclosure controls and procedures. Ernst & Young LLP also reported to us on significant accounting judgments and estimates made by management in preparing the financial statements as well as their analysis and assessment of significant risks. We also discussed with Ernst & Young LLP the matters required to be communicated pursuant to the standards promulgated by the Public Company Accounting Oversight Board and the SEC.

We discussed with Ernst & Young LLP their assessment of their independence, including with respect to the tax services provided by them, and received the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with us concerning independence. In light of the required rotation of the independent auditor’s lead partner and SEC partner following the audit of the Company’s 2018 financial statements, we met with the proposed new lead partner, and reviewed his experience and qualifications.

2018 Audited Financial Statements

Based on our review of the audited financial statements, discussions with management and with Ernst & Young LLP, and our review of Ernst & Young LLP’s written disclosures and letter, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC. Our recommendation considers our review of that firm’s qualifications as independent accountants for the Company. Our review also included matters required to be considered under SEC rules on auditor independence, including the nature and extent of non-audit services. In our judgment the nature and extent of non-audit services performed by Ernst & Young LLP during the year did not impair the firm’s independence.

After discussions with management, considering Ernst & Young LLP’s historical and recent performance of the Company’s audit, the capabilities and performance of the audit team, and Ernst & Young LLP’s independence, the Committee concluded that it would be in the best interests of the Company and its stockholders to retain Ernst & Young LLP to serve as the independent registered public accounting firm to audit the consolidated financial statements for the Company for 2019 and recommend that such appointment be ratified by stockholders at the 2019 annual meeting of the company.

Submitted by the Audit Committee of the Company’s Board of Directors.

Richard W. Roedel (Chair)

Richard S. Sanders

Lynn F. White

Jonathon S. Bobb

Notwithstanding anything to the contrary set forth in our filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the foregoing report of the Audit Committee and any statements regarding the independence of the Audit Committee members shall not be incorporated by reference into any such filings.

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Corporate Governance

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2018 and 2017, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years, and for review of SEC-related documents for those fiscal years were approximately $1,195,000 and $1,022,000, respectively.

Audit-Related Fees

Ernst & Young billed us $35,400 during 2018 and $34,000 during 2017, for audit-related services, which included services relating to our benefit plan audits.

Tax Fees

Ernst & Young billed us $263,434 and $401,455 during 2018 and 2017, respectively, for tax services, which included tax return review and preparation, tax consultations and planning.

All Other Fees

Not applicable for 2018 and 2017.

Engagement of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for approving all engagements with Ernst & Young to perform audit or non-audit services for us prior to us engaging Ernst & Young to provide those services. All of the services outlined under the headings “Audit Related Fees,” “Tax Fees,” and “All Other Fees,” above were approved by the Audit Committee. The Audit Committee of our Board has considered whether Ernst & Young’s provision of the services described above for the fiscal years ended December 31, 2018 and 2017 is compatible with maintaining its independence.

Audit Committee’s Pre-Approval Policies and Procedures

All audit and non-audit services that may be provided to us by our principal accountant, Ernst & Young, require pre-approval by the Audit Committee. The Audit Committee delegates such pre-approval of services to the Chairman of the Audit Committee. The Audit Committee or the Chairman of the Audit Committee evaluates the pre-approval request to determine the appropriateness of the proposed project and proposed fee. Further, Ernst & Young may not provide to us those services specifically prohibited by the SEC.

Oversight of Risk Management

The Board oversees management’s risk management activities, including those relating to credit risk, liquidity risk, and operational risk, through a combination of processes. The Board believes effective risk management will enable us to accomplish the following:

•	Timely identification of material risks that the Company encounters;

•	Communication of necessary information with respect to material risks to senior executives and, as appropriate, the Board or relevant committee of the Board;

•	Implementation of appropriate and responsive risk management strategies consistent with the Company’s risk profile; and

•	Integration of risk management into the Company’s decision-making.

In addition to the Company’s compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

The Audit Committee is responsible for overseeing the Company’s policies with respect to risk assessment and risk management relating to the Company’s major financial risk exposures and to review and discuss such material risks and the steps taken to monitor and control such exposures.

Code of Ethics

The Chief Executive Officer, the Chief Financial Officer, the principal accounting officer, and the controller of the Company and the controllers of each of our subsidiaries, or persons performing similar functions, are subject to our Code of Ethics and our Statement of Policy Concerning Business Conduct. We and each of our subsidiary companies have adopted a Statement of Policy Concerning Business Conduct applicable to all of the employees, officers and directors of the Company and its subsidiaries.

Our Code of Ethics and Statement of Policy Concerning Business Conduct are available on our website at www.lsbindustries.com. We will post any amendments to these documents, as well as any waivers that are required to be disclosed pursuant to the rules of either the SEC or the NYSE, on our website (to the extent applicable to the Company’s executive officers, senior financial officers or directors).

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Corporate Governance

Compensation Committee

Our Compensation Committee is comprised of non-employee, independent directors in accordance with the rules of the NYSE. During 2018, the Compensation Committee held 8 meetings.

The Compensation Committee’s responsibilities include, among other duties:

•	Determining the individual elements of total compensation for the Company’s President and Chief Executive Officer, the other executive officers and the Company’s non-employee directors and approving specific corporate goals and objectives relevant to their compensation;

•	Overseeing management’s compliance with the compensation reporting requirements of the SEC, the NYSE and any other regulatory bodies, including reviewing and discussing with management the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s proxy statement for its annual meeting of stockholders or Annual Report on Form 10-K and determining whether to recommend to the Board that the CD&A be included in the proxy statement or Annual Report on Form 10-K;

•	Reviewing, evaluating and overseeing the incentive, equity-based and other compensation agreements, plans, policies and programs of the Company to compensate the Company’s executive officers and directors;

•	Conducting an annual review of the Chief Executive Officer’s performance and discussing the Chief Executive Officer’s review of the other executive officers; and

•	Performing other functions or duties deemed appropriate by the Board.

Recommendations regarding non-equity compensation of our non-executive officers and our named executive officers are made by our Chief Executive Officer, other than decisions related to his own compensation, and are presented for approval or modification by the Compensation Committee.

During 2018, the agenda for meetings of the Compensation Committee was determined by its Chairman with the assistance of our Chief Executive Officer. Compensation Committee meetings are regularly attended by the Chief Executive Officer. At each Compensation Committee meeting, the Compensation Committee also meets in executive session without the Chief Executive Officer. The Compensation Committee may delegate authority to the Chief Executive Officer in order to fulfill certain administrative duties regarding the compensation programs.

The Compensation Committee has authority under its charter to retain, approve fees for, and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. If a compensation consultant is engaged, the Compensation Committee reviews the total fees paid to such outside consultant by the Company to ensure that the consultant maintains its objectivity and independence when rendering advice to the Compensation Committee. During 2018, the Compensation Committee retained Steven Hall & Partners as independent compensation consultants to advise the Compensation Committee on matters related to executive and non-employee director compensation. For information regarding compensation consultants, please see “Executive Compensation-Compensation Discussion and Analysis-Role of Compensation Consultants in Compensation Decisions” in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee has the authority to set the compensation of all of our officers. The Compensation Committee considered the recommendations of the Chief Executive Officer when setting the compensation of our officers. During 2018 the Chief Executive Officer did not make any recommendation regarding his own compensation. None of the members of the Compensation Committee is, or ever has been, an officer or employee of the Company or any of its subsidiaries, or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K during 2018. No executive officer of the Company served on any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time during 2018.

Board Independence

The Board has determined that Messrs. Roedel, White, Bobb, and Sanders and Ms. Kitamura are “independent” in accordance with the current listing standards of the NYSE. Our independent directors are regularly scheduled to meet in executive session following each meeting of the Board.

The Board has affirmatively determined that each of the independent directors had no material relationship with the Company whether directly or as a partner, stockholder or officer of an organization that had a relationship with the Company during 2018. Directors responded to a questionnaire asking about their relationships (and those of their immediate family members) with us and other potential conflicts of interest.

The Board determined that the members of the Audit, Compensation, and Nominating Committees meet the

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Corporate Governance

independence tests of the NYSE and the SEC. In connection with the independence of each non-employee director, the Board also determined that each member of the Audit Committee and Compensation Committee meets the additional independence standards of the NYSE and SEC applicable to members of the respective committees.

Communication with the Board

Our Board believes that it is important for us to have a process whereby stockholders may send communications to the Board. Stockholders and interested parties who wish to communicate with the Board, the Lead Director, the independent directors as a group, or a particular director, may do so by sending a letter to the Chairman of the Board of Directors at 3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma 73116. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder or an interested party and clearly state whether the intended recipients are all members of the Board, the Chairman, the independent directors, non-management directors, or only certain specified individual directors. The Chairman will make copies of all such letters and circulate them to the appropriate director or directors.

Policy as to Related Party Transactions

Pursuant to the Audit Committee Charter, our Audit Committee reviews any related party transactions involving any of our directors and executive officers. The Audit Committee believes that it considers all relevant facts and circumstances in its review process. The following related party transactions were reviewed by the Audit Committee or the Board as a whole.

The following related party transactions were reviewed by the Audit Committee or the Board as a whole:

•	In April 2018, LSB Industries, Inc. entered into a letter agreement (the “Letter Agreement”) with LSB Funding LLC, an unrelated third party and the holder of our Series E-1 cumulative redeemable Class C preferred stock (“Series E-1 Redeemable Preferred”), to extend the date upon which a holder of Series E-1 Redeemable Preferred has the right to elect to have such holder’s shares of Series E-1 Redeemable Preferred redeemed by us from August 2, 2019 to October 25, 2023. The Letter Agreement also provides for the amendment of certain other terms relating to the Series E-1 Redeemable Preferred, including an increase in the per annum dividend rate payable in respect of the Series E-1 Redeemable Preferred (a) by 0.50% on the third anniversary of the Refinancing Transactions, (b) by an additional 0.50% on the fourth anniversary of the Refinancing Transactions and (c) by an additional 1.0% on the fifth anniversary of the Refinancing Transactions.

•	In April 2018, Daniel Greenwell, then the Company’s Chief Executive Officer, purchased $500,000 of Senior Secured Notes through the Company’s bond offering

•	In April 2018, CBAM Partners, LLC, an affiliate of LSB Funding LLC, purchased $50,000,000 of Senior Secured Notes through the Company’s bond offering.

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Our Executive Officers

Mark T. Behrman—Mr. Behrman became our President and Chief Executive Officer effective December 30, 2018. He served as the Company’s Executive Vice President and Chief Financial Officer from June 2015 and its Senior Vice President of Corporate Development beginning in March 2014. Mr. Behrman’s biographical information is set forth above. See “Continuing Directors”

John H. Diesch—Mr. Diesch, age 62, has served as the Executive Vice President, Manufacturing of the Company since August 2016. Mr. Diesch served as President and was a member of the board of directors of Rentech Nitrogen GP, LLC (“Rentech”) from 2011 until April 2016. From 2008 to 2013, he held the position of Senior Vice President of Operations at Rentech, where he was responsible for operations at Rentech’s facilities as well as its Product Demonstration Unit in Commerce City, Colorado. From 2006 to 2008, Mr. Diesch served as President of RNLLC (formerly REMC) and Vice President of Operations for Rentech. Before that, he was Managing Director of Royster-Clark Nitrogen, Inc. from 1999 to 2006, and previously served as Vice President and General Manager of nitrogen production and distribution for IMC AgriBusiness Inc., an agricultural fertilizer manufacturer. In 1991, Mr. Diesch joined Vigoro Industries Inc., a manufacturer and distributor of potash, nitrogen fertilizers and related products, as North Bend, Ohio Plant Manager after serving as Plant Manager, Production Manager and Process Engineer with Arcadian Corporation, a nitrogen manufacturer, Columbia Nitrogen Corp., a manufacturer of fertilizer products, and Monsanto Company, a multinational agricultural biotechnology corporation. Mr. Diesch was a member of the board of directors of the Fertilizer Institute, a former member of the board of directors of the Gasification Technologies Council and previously served as director of the Dubuque Area Chamber of Commerce, and was management Chairman of the Board for the Dubuque Area Labor Management Council. Mr. Diesch holds a Degree in Chemical Engineering and Environmental Studies from the University of Minnesota and Bemidji State University.

Michael J. Foster—Mr. Foster, age 52, became the Company’s Executive Vice President, General Counsel and Secretary on December 30, 2018. He joined the

Company as Senior Vice President, General Counsel and Secretary in January 2016. Immediately prior to joining LSB Mr. Foster was engaged in the private practice of law. From 2007 to 2014 Mr. Foster served as the Senior Vice President, General Counsel and Secretary for Tronox (NYSE:TROX), a global mining and manufacturing firm. While General Counsel for Tronox, Mr. Foster led the company in its successful Chapter 11 restructuring. He subsequently led Tronox in a merger with a South African joint venture partner and the resulting tax inversion and re-listing of Tronox Limited on the NYSE. Before his appointment as the Tronox General Counsel, Mr. Foster served as its Managing Counsel where he led the operations of the Tronox legal team following its spin-off from Kerr-McGee Corporation. Prior to the Tronox spin-off, Mr. Foster served as a member of the Kerr-McGee legal team. His earlier experience includes nearly five years in the midstream energy industry and more than five years in the public and private practice of law. Mr. Foster holds a Bachelor of Science degree in agriculture science from the University of Illinois and a Juris Doctor degree from the University of Tulsa.

Cheryl A. Maguire—Ms. Maguire, age 41, became the Company’s Senior Vice President and Chief Financial Officer on December 30, 2018. She joined the Company as Vice President, Financial Planning and Accounting in November 2015. She has more than 17 years of financial and accounting experience across manufacturing and energy industries. Prior to joining the Company, Ms. Maguire served as a Senior Manager of financial planning and analysis with LyondellBasell, a large international plastics, chemicals and refining company, from July 2012 to June 2015. Ms. Maguire was previously head of external reporting, corporate accounting, accounting policy and financial analysis at Petroplus, a European Refining company. During her career, Ms. Maguire was integral to the financial integration of large-scale acquisitions, the execution of multiple debt and equity transactions and the implementation of several corporate restructurings and business turnarounds. She began her career at Grant Thornton LLP. Ms. Maguire holds a Bachelor of Business Administration from University of Prince Edward Island and is a certified public accountant.

LSB Industries Proxy Statement    19

Executive Compensation

Compensation Committee Report

The Compensation Committee has adopted and implemented core principles that form the framework for our executive compensation program. In 2018, the Compensation Committee commenced a process to review the Company compensation program to determine if significant structural changes were warranted. The Compensation Committee initiated its review partially in response to input from stockholders and other constituents but also as a normal review of executive employment agreements that were due to renew at the end of 2018. As part of its review, the Compensation Committee continued its engagement of Steven Hall & Partners as its compensation consultant to review CEO compensation plans, provide input on incentive plan design and compensation competitiveness now and for the future. Ultimately the Compensation Committee, in consultation with the management team, determined that changes to the Long-Term Incentive Plan and the form and structure of the Company’s employment agreements with the CEO and other executive officers were appropriate. These changes are discussed in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement. While it always has been the philosophy of the Compensation Committee to align our executive compensation program with our stockholders, we believe that the updated compensation program more clearly aligns executive compensation opportunities with our long-term strategic plan and provides greater accountability for long-term results.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, and we encourage you to read it.

Lynn F. White (Chair)

Jonathan S. Bobb

Richard W. Roedel

Richard Sanders, Jr.

Kanna Kitamura

Notwithstanding anything to the contrary set forth in our filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the foregoing report of the Compensation Committee and any statements regarding the independence of the Compensation Committee members shall not be incorporated by reference into any such filings.

Compensation Discussion and Analysis

Overview of Compensation Program

This Compensation Discussion and Analysis describes our compensation philosophy, objectives, policies and practices framed within the context of the chemical manufacturing industry our specific strategy and the performance of our named executive officers for 2018.

Our named executive officers during 2018 were:

Daniel D. Greenwell(1)	President and Chief Executive Officer
Mark T. Behrman(2)	President and Chief Executive Officer
John H. Diesch	Executive Vice President, Manufacturing
Michael J. Foster	Executive Vice President, General Counsel & Secretary
Cheryl Maguire(3)	Senior Vice President and Chief Financial Officer
(1)	Mr. Greenwell resigned from his position as Chairman, Chief Executive Officer and President on December 30, 2018.

(2)	Mr. Behrman became our President and Chief Executive officer effective December 30, 2018. For nearly all of 2018 he served as the Company’s Executive Vice President and Chief Financial Officer.

(3)	Ms. Maguire became our Senior Vice President and Chief Financial Officer effective December 30, 2018. For nearly all of 2018 she served as the Company’s Vice President, Finance.

Our long-term success depends on our ability to efficiently operate our facilities, to continue to develop our product lines and technologies, and to focus on developing our product markets. To achieve these goals, it is important that we attract, motivate, and retain highly talented individuals who are committed to our values and goals.

The Compensation Committee has the responsibility to establish, in consultation with management, our compensation philosophy for our senior executive officers and to implement and oversee a compensation program consistent with such philosophy. This group of

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Executive Compensation

senior executive officers includes the named executive officers, as well as our other executive officers.

A primary objective of the Compensation Committee is to ensure that the compensation paid to the senior executive officers provides appropriate incentives for superior performance, aligns their interests with our stockholders, and is fair, reasonable, and competitive.

The Compensation Committee is responsible for approval of all decisions for the compensation of our named executive officers.

The three elements of total direct compensation for our executives are: (i) base salary, (ii) short-term incentive and (iii) long-term incentive. Unlike base salary, which is fixed annually, short-term and long-term incentive awards each represent variable compensation. These three elements are balanced such that each executive has an appropriate amount of compensation that is contingent on performance across both near and long-term horizons.

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Executive Compensation

Compensation Philosophy and Objectives

In 2018 the Compensation Committee, in consultation with the management team, initiated a review of our compensation program, partially in response to input from stockholders and constituents, but also in our normal review of executive employment agreements that were due to renew. As a result of this review, we made changes to the agreements with our executives, including changing agreements to one year terms and eliminating guaranteed equity grants. We also modified certain elements of our long-term incentive compensation program, including the elimination of single trigger equity vesting upon change in control (“CiC”), removal of 100% stock vesting on CiC, and implementation of a policy splitting grants 50/50 between performance-based and time-based vesting to align our program more closely to the performance of the Company. We did not make any substantial changes to the short-term component of the Company’s compensation program. While it has always been our philosophy to align the compensation of our executives and employees with the stockholders, we believe the modifications to our compensation program more clearly ties the executive compensation program to the interests of our stockholders. Further, the program as modified, holds our named executive officers accountable for short-term and long-term performance, manages risk taking within the parameters of our philosophy, and supports the guiding principles that drive our overall compensation philosophy. The elements of our compensation program have specific objectives and the overall program is designed to reward annual and sustained performance over the long-term. We follow the same program for all senior management but vary pay mix by job responsibility level and include additional pay for performance factors for our most senior employees. In addition, the Company adopted an anti-hedging policy and a claw-back policy as part of the review of the compensation program. These policies are available on the Investors section of the Company’s website at www.lsbindustries.com. The table below describes the elements of our compensation program and how each supports our compensation philosophy:

Compensation Element	Performance Period	Performance Measures	Purpose of Compensation Element
Base Salary	• 1 year	• Pay aligned with scope of responsibilities and experience	• Provides competitive fixed pay

Performance Annual Incentive Award (Short-Term Incentive)	• 1 year	• Safety • Financial and operational performance metrics • Individual employee performance	• Promotes achievement of company performance metrics important to stockholders • Evaluates performance against pre-established goals and accomplishments

Equity Grants (Long-Term Incentive)(1)	• 3 years for restricted stock and restricted stock unit awards	Depending on form of grant: • Time based (vesting ratably over 3 years) • Financial performance metrics • Stock price	• Aligns named executive officers’ and long-term stockholders’ interests • Retains talent with long-term wealth accumulation opportunities

Limited Perquisites and Other Benefits	• Not applicable	• Not applicable	• Allows the Company to remain competitive among its peers to attract and retain key talent
(1)	Effective December 30, 2018, the LTI Plan grants are discretionary and will be split between time-based and performance-based. See Long-Term (Equity) Incentive Plan discussion below.

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Executive Compensation

Setting Executive Compensation

The Compensation Committee annually sets cash and non-cash executive compensation to reward the named executive officers for achievement of, and to motivate the named executive officers to achieve, near-term and long-term business objectives. The Compensation Committee also reviews the compensation information of our peer companies, as provided by our compensation consultants. As described in more detail below, in 2018, the Compensation Committee engaged Steven Hall & Partners as compensation consultants to assist the Compensation Committee in conducting its review of our compensation program. This information is used to determine whether our compensation amounts are within the range of similar companies, as further described below. We do not benchmark the amount of total compensation or any material element of compensation.

The Compensation Committee also considers the allocation between cash and non-cash compensation amounts as well as near-term and long-term compensation, but does not have a specific formula or required allocation between such compensation types. In each case, such allocation is considered as part of the overall compensation determination.

During 2018, the Compensation Committee compared the Chief Executive Officer’s total compensation to the total compensation of our other named executive officers. However, the Compensation Committee has not established a target ratio between total compensation of the Chief Executive Officer and the median total compensation level for the next lower tier of management. The Compensation Committee also considers internal pay equity among the named executive officers and in relation to the next lower tier of management and average compensation of all employees to maintain compensation levels that are consistent with the individual contributions and responsibilities of those executive officers. The Compensation Committee does not consider amounts payable under severance agreements when setting the annual compensation of the named executive officers.

Base Salary

The Compensation Committee annually reviews and adjusts salaries based on changes in the market, responsibilities and performance against job expectations, strategic importance, and experience and tenure. The following table sets forth the base salaries for each of our named executive officers as of the end of 2018. The Committee recommended changes to the base salary for named executive officers for 2019 based upon the review of the compensation program and the changes in the executive management team that took place at the end of the year.

Named Executive Officer	2018 Base Salary	2019 Base Salary
Daniel D. Greenwell(1)	$800,000	$—
Mark T. Behrman(2)	$500,000	$650,000
John H. Diesch	$325,000	$350,000
Michael J. Foster	$360,000	$390,000
Cheryl Maguire(3)	$266,300	$370,000
(1)	Mr. Greenwell resigned from his position as Chairman, Chief Executive Officer and President on December 30, 2018.

(2)	Mr. Behrman became our President and Chief Executive officer effective December 30, 2018. For nearly all of 2018 he served as the Company’s Executive Vice President and Chief Financial Officer.

(3)

Ms. Maguire became our Senior Vice President and Chief Financial Officer effective December 30, 2018. For nearly all of 2018 she served as the Company’s Vice President, Financial Planning and Accounting

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Executive Compensation

Short-Term (Annual) Incentive Plan

Executive officers participate in the Company’s Short-Term Incentive Plan (the “STI Plan”). The STI Plan is our annual performance pay plan developed and instituted in 2016. The STI Plan provides the opportunity for annual cash payments tied directly to the achievement of key financial and operational goals. The Compensation

Committee sets goals derived from our strategic plan that are designed to align the interests of management with the interests of our stockholders. The goals for 2018, and our performance compared to those goals are shown below. We did not make substantial changes to the STI Plan as part of the program review in 2018.

Goal	Weighting of Goal	Target(1)	Achievement	Percentage Payout Toward Target
Financial Performance	40%	Manage 2018 EBITDA to a target set by the Board	25.3%	10.1%
Operational performance	20%	Achievement of ammonia (NH3) production targets set by the Board	5.2%	1.0%
Sales Performance	15%	Achieve pre-established sales volumes on NH3 or 100% N basis set by the Board	44.6%	6.7%
Maintenance/Procurement	15%	Fully implement and utilize maintenance, procurement and inventory systems and achieve cost savings targets set by the Board	100%	15%
Individual Goals	10%	Achievement of goals set by the Board	100%	10.0%
Safety/ Environmental Performance(2)		Achievement of targets set by the Board	—	Performance was substantially achieved so no adjustment was made in 2018

Total	100%			42.8%(3)
(1)	The Company is not disclosing details of specific 2018 financial and other targets applied to the various goals because of competitive sensitivity.

(2)	Safety is a critical objective of the Company—overall performance can be negative adjusted up to 5% if safety and environmental goals are not met.

(3)

Mr. Diesch, our EVP-Manufacturing had different targets for EBITDA, production, sales and maintenance based on the operational focus of his position. His 2018 STI Plan targets were 30% for EBITDA, 30% for NH3 Production, 10% for sales and 25% for maintenance. With the variances in the targets Mr. Diesch’s percentage payout equaled 45.9% of target.

Payment to an executive officer under the STI Plan is calculated as follows:

Base Salary x Target Payout Percentage x Company Performance

Company performance is measured against the achievement of the performance goals. Each performance goal is measured independently of other goals. Company performance for 2018 was 42.8% as shown in the table above.

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Executive Compensation

Each payout target for Messrs. Greenwell, Behrman, Diesch and Foster is established in their respective employment agreements. The target and actual annual incentive awards under the STI Plan for 2018 for each of our named executive officers, as determined by the Compensation Committee, are set forth in the table below.

Named Executive Officer	2018 Base Salary	STI Plan Target as a Percentage of Base Salary	2018 Target Award	2018 Actual Award
Daniel D. Greenwell(1)	$800,000	62.5%	$500,000	$214,125
Mark T. Behrman	$500,000	50%	$250,000	$107,063
John H. Diesch	$325,000	50%	$162,500	$ 74,531
Michael J. Foster	$360,000	50%	$180,000	$ 79,500
Cheryl Maguire	$266,300	40%	$106,520	$106,600
(1)	Although Mr. Greenwell resigned from the Company effective December 30, 2018, pursuant to the terms of his employment agreement he received a payout under the STI Plan for 2018.

Long-Term (Equity) Incentive Plan

We award long-term performance pay to our named executive officers under the terms of the 2016 Long Term Incentive Plan (the “LTI Plan”) that was approved by stockholders at the 2016 Annual Meeting of Stockholders. The Compensation Committee, with the input of its independent compensation consultant, designed the LTI Plan to align named executive officer compensation with stockholders’ interests and to serve as a retention tool. The Compensation Committee believes the LTI Plan will allow us to continue to motivate our named executive officers through the grant of stock awards and will also increase the Compensation Committee’s flexibility to grant different types of equity, equity-based, and cash awards in the future. As a result of our 2018 compensation plan review, the Compensation Committee determined to amend the program to eliminate the guaranteed time-based equity grants from the named executive’s employment agreements and instead evaluate each named executive officer’s performance on an annual basis and make appropriate discretionary equity awards. Additionally, the Compensation Committee instituted a policy of splitting the equity grants between time-based grants and performance-based grants. Beginning with the December 30, 2018 equity grants, future LTI Plan grants for the named executive awards will be split 50/50 between time-based and performance-based awards. The Compensation Committee and management also agreed to change the vesting terms granted under the LTI Plan in the event of a CiC or other termination of employment.

Our long-term incentive plans currently consist of time-based restricted share grants and performance-based share grants as determined by the Compensation Committee on an annual basis. Both types of awards generally vest over a three-year period. Time-based awards vest one-third on each of the first three anniversaries of the date of grant. Performance-based awards vest at the end of the three-year performance measurement period. Beginning with the grants in December of 2018 the Company initiated a program whereby 50% of each executive’s grants under the LTI Plan will be performance-based and 50% will be time-based. We believe both award types link the value of payments to the long-term results of the Company.

Effective with the December 30, 2018 grants, the performance-based share grants are tied to our free cash flow, fixed costs per ton of ammonia (NH3) measured annually over a three year period and modified based on our ranking relative to total stockholder return (share price appreciation plus dividends reinvested) (“TSR”) versus the companies in the 2019 peer group over a three-year measurement period. The actual number of shares that will vest will be based on the performance of the company against the metrics set out above. The threshold performance for free cash flow is 70% and for fixed costs per ton of NH3 is 50% of the targeted improvement with a maximum for each of 120% of target. The TSR modifier will adjust the overall actual performance up or down by as much as 25% based on the Company’s TSR versus the Peer Group average TSR.

The performance grants made to Mr. Diesch prior to 2018 are tied to our TSR versus the companies in the 2018 peer group over a three-year measurement period. The actual number of shares that will vest will be equal to the aggregate number of shares granted multiplied by the applicable TSR payout percentage. TSR payout percentages will be determined using a non-linear interpolation between threshold and target and between target and maximum. The threshold TSR is 25%. If actual Company TSR over the applicable three-year period is at or below 25% as compared to the TSR of the peer group, there will be no earned award.

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Executive Compensation

Perquisites and Other Personal Benefits

We and the Compensation Committee believe that perquisites are necessary and appropriate parts of total compensation that contribute to our ability to attract and retain superior executives. Accordingly, the Company provided our named executive officers a limited number of perquisites that are reasonable and consistent with our overall compensation program.

In 2018, we provided an automobile for business use by Messrs. Diesch and Greenwell and an automobile allowance to Mr. Behrman.

The Compensation Committee periodically reviews the levels of perquisites provided to the named executive officers to determine whether such perquisites are consistent with our compensation policies.

Consideration of Stockholder Say-On-Pay Advisory and Say-on-Frequency Votes

At our annual meeting of stockholders held in May 2018, 66% of the total votes cast on our say-on-pay proposal approved the compensation of our named executive officers for 2018 on a non-binding, advisory basis. The Compensation Committee and the Board believes that this affirms our stockholders’ support of our approach to executive compensation. However, as this was a decrease from the 2017 say-on-pay advisory vote, we took the results of the vote on our say-on-pay proposal in consideration as we completed our review of the compensation program in 2018. Additionally, as part of our regular engagement with our stockholders and to better understand the concerns relating to our compensation program, management and the Compensation Committee held discussions with stockholders representing approximately 70% of our outstanding stock. The concerns and comments raised by our stockholders related to our compensation program were considered by the Compensation Committee as it completed the review of the compensation program and ultimately in the changes made to the program.

The Compensation Committee will continue to consider the feedback it receives from stockholders and proxy advisory services firms when making future compensation decisions for our named executive officers, including when negotiating any future employment agreements.

In accordance with the advisory vote on the frequency of the stockholder advisory vote on executive compensation submitted to stockholders at the Company’s Annual Meeting of Stockholders held in May 2018, the Company will continue to hold a stockholder advisory vote on executive compensation every year until the next required advisory vote on the frequency of such votes which, in accordance with applicable law, will occur no later than the Company’s annual meeting of stockholders in 2023.

Role of Executive Officers in Compensation Decisions

Our Chief Executive Officer annually reviews the performance of each of our named executive officers (other than his own) and provides recommendations to the Compensation Committee with respect to salary, STI Plan and LTI Plan compensation, and other benefits. The Compensation Committee reviews these recommendations while considering the compensation philosophy and objectives and exercises its discretion in accepting or modifying the recommended compensation. Historically, the Compensation Committee has generally adopted the compensation recommended by the Chief Executive Officer. In determining compensation for our Chief Executive Officer, the Compensation Committee reviews his responsibilities and performance. Such review includes interviewing our Chief Executive Officer and consideration of the Compensation Committee’s observations of his performance during the applicable year. When appropriate, named executive officers are invited by the Compensation Committee to provide insight regarding Company and individual performance and feedback regarding compensation structure. Named executive officers are not present at any meeting of the Compensation Committee while their own compensation is being discussed or determined.

Role of Compensation Consultants in Compensation Decisions

As previously discussed, the Compensation Committee undertook a full review of the Company’s executive compensation program in 2018. The Committee engaged Steven Hall & Partners (“Hall & Partners”). As a part of this review and Hall & Partners was tasked with assessing all elements of our pay programs, advising of potential changes to the program and providing market intelligence on compensation trends, views and recommendations with respect to our compensation programs, and analyses and recommendations with respect to the amount or form of senior executive and director compensation. The Compensation Committee, in consultation with Hall & Partners, completed a full review of the elements of compensation, separately and as part of the broader program. As a result of this review, with the assistance of Hall & Partners, the Committee made substantial changes to the Company’s

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Executive Compensation

LTI Plan and to the form and structure of the executive employment agreement.

At the request of the Compensation Committee, Mr. Steven Hall attended the May 3, 2018 and September 13, 2018 meetings of the Compensation Committee and held additional consultations with the Compensation Committee, particularly as part of the 2018 compensation program review. Hall & Partners did not provide any services to us in 2018 other than the executive and director compensation advisory services provided to the Compensation Committee.

Hall & Partners reports directly to the Chair of the Compensation Committee but partners with management, at the request of the Compensation Committee, to ensure the Compensation Committee receives the most comprehensive information for decision making.

The Compensation Committee analyzed the independence of Hall & Partners pursuant to the SEC rules and NYSE listing standards and determined that the engagement did not raise any conflict of interest that would prevent Hall & Partners from independently representing the Compensation Committee. In reaching this conclusion, the Compensation Committee considered the factors relevant to Hall & Partners’ independence from management, including the factors set forth in the NYSE listing standards.

Peer Group Review

To ensure that our executive compensation program provides competitive compensation opportunities that are necessary to attract and retain well-qualified executives, the Compensation Committee reviews the level and mix of compensation for our Chief Executive Officer and other NEOs against the compensation provided by a group of peer companies (in addition to survey data provided by Steven Hall Partners). The Compensation Committee also uses these peer companies to consider the relative performance of our Company with respect to the TSR performance measures in our LTI Plan. As part of the 2018 Compensation Review the Compensation Committee adjusted the Peer Groups for 2019. The 2018 and 2019 Peer Groups are set out here.

2018 Peer Group

American Vanguard Corporation	Balchem Corporation	Compass Minerals International, Inc.
CVR Partners, LP	Ferro Corporation	Flotek Industries, Inc.
Green Plains Inc.	Hawkins, Inc.	Innophos Holdings, Inc.
Innospec Inc.	Kraton Corporation	OMNOVA Solutions Inc.
Platform Specialty Products Corporation	Rayonier Inc.	Quaker Chemical Corporation
The Andersons, Inc.	Tronox Limited

2019 Peer Group

AdvanSix Inc.	American Vanguard Corporation	Balchem Corporation
CF Industries Holdings, Inc.	China Green Agriculture, Inc.	CVR Partners, LP
Flotek Industries, Inc.	H.B. Fuller Company	Hawkins, Inc.
Innophos Holdings, Inc.	Innospec Inc.	Landec Corporation
The Mosaic Company	Nutrien Ltd.	OMNOVA Solutions Inc.
PolyOne Corporation	Quaker Chemical Corporation	Stepan Company
Yara International ASA

Employment Agreements

As part of our 2018 Compensation Review, the Company implemented numerous changes to the form and structure of its executive employment agreements (the 2018 Agreements”). Notably, the term of the 2018 Agreements for each of Messrs. Behrman, Diesch and Foster was reduced from three-years with an automatic one-year renewal to a one-year term with an automatic renewal for successive one-year periods thereafter.

Additionally, the new agreements eliminate the guaranteed grants of restricted stock under the prior employment agreements in favor of discretionary grants determined by the Board of Directors.

Ms. Maguire did not have an employment agreement prior to her appointment as Senior Vice President and Chief Financial Officer on December 30, 2018.

LSB Industries Proxy Statement    27

Executive Compensation

Daniel D. Greenwell

On December 30, 2015, we entered into an employment agreement with Mr. Greenwell, effective December 31, 2015. The employment agreement provided that Mr. Greenwell would:

•	Serve as President and Chief Executive Officer for an initial term of three years with automatic one-year extensions until terminated by either party in accordance with the employment agreement;

•	Receive an annual base salary of at least $800,000;

•	Be eligible to receive an annual cash performance bonus equal to between 0% and 125% of his base salary with a target of 62.5% of base salary, depending on the Company’s achievement of certain performance criteria, as determined by the Compensation Committee; and

•	Receive an annual equity award of restricted stock equal to not less than 337.5% of his base salary.

The Board elected not to renew Mr. Greenwell’s employment agreement, and accordingly, he resigned from the Company effective December 30, 2018. Following his termination of employment, Mr. Greenwell is subject to non-compete and non-solicitation restrictions for a period of 24 months. For information regarding the provisions of Mr. Greenwell’s employment agreement related severance payments, please see “Potential Payments Upon Termination or Change in Control” below.

Mark T. Behrman

2016 Behrman Agreement—On January 14, 2016, we entered into an employment agreement with Mr. Behrman, effective December 31, 2015 (the “2016 Behrman Agreement”), which was replaced by the 2018 Behrman Agreement. The 2016 Behrman Agreement provides that Mr. Behrman will:

•	Serve as our Executive Vice President of Finance and Chief Financial Officer for an initial term of three years with automatic one-year extensions until terminated by either party in accordance with the 2016 Behrman Agreement;

•	Receive an annual base salary of at least $500,000;

•	Be eligible to receive an annual cash performance bonus equal to between 0% and 100% of his base salary with a target of 50% of base salary, depending on the Company’s achievement of performance criteria, as determined by the Compensation Committee; and

•	Beginning in 2017, receive an annual equity award of restricted stock equal to not less than 150% of his base salary.

2018 Behrman Agreement—On December 30 2018, we entered into an employment agreement with Mr. Behrman (the “2018 Behrman Agreement”) which replaced the 2016 Behrman Agreement. The employment agreement provides that Mr. Behrman will:

•	Serve as our President and Chief Executive Officer for an initial term of one year with automatic one-year extensions until terminated by either party in accordance with the employment agreement;

•	Receive an annual base salary of at least $650,000;

•	Be eligible to receive an annual cash performance bonus equal to between 0% and 200% of his base salary with a target of 100% of base salary, depending on the Company’s achievement of performance criteria, as determined by the Compensation Committee; and

Following his termination of employment, Mr. Behrman will be subject to non-compete and non-solicitation restrictions for a period of 24 months. For information regarding the provisions of 2018 Behrman Agreement related to change of control and severance payments, please see “Potential Payments Upon Termination or Change in Control” below.

John H. Diesch

2016 Diesch Employment Agreement—On July 21, 2016, we entered into an employment agreement with Mr. Diesch, effective August 1, 2016 (the “2016 Diesch Agreement”), which was replaced by the 2019 Diesch Agreement. The 2016 Diesch Agreement provides that Mr. Diesch will:

•	Serve as our Executive Vice President — Manufacturing for an initial term of three years and five months with automatic one-year extensions until terminated by either party in accordance with the 2016 Diesch Agreement;

•	Receive an annual base salary of at least $325,000;

•	Be eligible to receive an annual cash performance bonus equal to between 0% and 100% of his base salary with a target of 50% of base salary, depending on the Company’s achievement of performance criteria, as determined by the Compensation Committee; and

•	Receive an annual equity award equal to not less than 50% of his base salary, 50% of such grant to be time based restricted stock, vesting ratably over three years and 50% vesting upon the achievement of performance metrics established by the Compensation Committee.

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Executive Compensation

2019 Diesch Agreement—On February 11, 2019, we entered into an employment agreement with Mr. Diesch (the “2019 Diesch Agreement”) which replaced the 2016 Diesch Agreement. The 2019 Diesch Agreement provides that Mr. Diesch will:

•	Serve as our Executive Vice President —Manufacturing for an initial term expiring on December 30, 2019 with automatic one-year extensions until terminated by either party in accordance with the 2019 Diesch Agreement;

•	Receive an annual base salary of at least $350,000;

•	Be eligible to receive an annual cash performance bonus equal to between 0% and 120% of his base salary with a target of 60% of base salary, depending on the Company’s achievement of performance criteria, as determined by the Compensation Committee; and

Following his termination of employment, Mr. Diesch will be subject to non-solicitation restrictions for a period of 24 months. For information regarding the provisions of 2019 Diesch Agreement related to change of control and severance payments, please see “Potential Payments Upon Termination or Change in Control” below.

Michael J. Foster

2016 Foster Agreement—On January 6, 2016, we entered into an employment agreement with Mr. Foster, effective as of January 5, 2016 (the “2016 Foster Agreement”), which was replaced by the 2018 Foster Agreement. The 2016 Foster Agreement provides that Mr. Foster will:

•	Serve as our Senior Vice President, General Counsel and Secretary for an initial term of three years with automatic one-year extensions until terminated by either party in accordance with the 2016 Foster Agreement;

•	Receive an annual base salary of at least $360,000;

•	Be eligible to receive an annual cash performance bonus equal to between 0% and 100% of his base salary with a target of 50% of base salary, depending on the Company’s achievement of certain performance criteria, as determined by the Compensation Committee; and

•	Receive an annual equity award of restricted stock equal to not less than 100% of his base salary.

2018 Foster Agreement—On December 30, 2018, we entered into an employment agreement with Mr. Foster (the “2018 Foster Agreement”), which replaced the 2016 Foster Agreement. The 2018 Foster Agreement provides that Mr. Foster will:

•	Serve as our Executive Vice President, General Counsel and Secretary for an initial term of one year with automatic one-year extensions until terminated by either party in accordance with the 2018 Foster Agreement;

•	Receive an annual base salary of at least $390,000;

•	Be eligible to receive an annual cash performance bonus equal to between 0% and 140% of his base salary with a target of 70% of base salary, depending on the Company’s achievement of certain performance criteria, as determined by the Compensation Committee; and

Following his termination of employment, Mr. Foster will be subject to non-compete and non-solicitation restrictions for a period of 24 months. For information regarding the provisions of the 2018 Foster Agreement related to change of control and severance payments, please see “Potential Payments Upon Termination or Change in Control” below.

Cheryl Maguire—On December 30, 2018, we entered into an employment agreement with Ms. Maguire (the “2018 Maguire Agreement”). The employment agreement provides that Ms. Maguire will:

•	Serve as our Senior Vice President and Chief Financial Officer for an initial term of one year with automatic one-year extensions until terminated by either party in accordance with the 2018 Maguire Agreement;

•	Receive an annual base salary of at least $370,000;

•	Be eligible to receive an annual cash performance bonus equal to between 0% and 120% of her base salary with a target of 60% of base salary, depending on the Company’s achievement of performance criteria, as determined by the Compensation Committee; and

Following her termination of employment, Ms. Maguire will be subject to non-compete and non-solicitation restrictions for a period of 24 months. For information regarding the provisions of the 2018 Maguire Agreement related to change of control and severance payments, please see “Potential Payments Upon Termination or Change in Control” below.

LSB Industries Proxy Statement    29

Executive Compensation

Management Stock Ownership Guidelines

Beginning in April 2017, the Compensation Committee approved stock ownership guidelines that ensure that the interests of our named executive officers are aligned with the interests of our stockholders by requiring them to hold significant levels of Company stock. In keeping with our overall compensation philosophy, we believe that the equity ownership levels that they are required to maintain are high enough to assure our stockholders of our named executive officers’ commitment to long-term value creation. The terms of our Stock Ownership Guidelines are set out below:

Term	Component/Description
	Position	Guidelines

Target Ownership Amount	Chief Executive Officer	5x base salary

	Chief Financial Officer	3x base salary

	Other Named Executive Officers	3x base salary

Shares Counted Towards Ownership	∎ Shares owned outright or held in trust ∎ Time-based vesting restricted stock or restricted stock units ∎ The target number of any performance shares or units

Compliance Period	∎ The later of April 26, 2022 or 5 years from hire/promotion into covered role

Tracking Achievement	∎ Measure compliance on December 31 each year using 90-trading day average stock price ∎ Notify participants and Compensation Committee of compliance/progress towards meeting guidelines

Controls

∎  Once the guideline is met, participants are expected to maintain share ownership pursuant to the guideline thereafter

∎  Should a participant who previously met the guideline subsequently fall below the guideline for any reason, they will be required to meet the guideline within 2 years

As of December 31, 2018, each of Messrs. Behrman and Foster exceeded the stock ownership guidelines. Mr. Diesch and Ms. Maguire are currently in compliance with the policy and have until April 2022 and

December 30, 2024, respectively, to meet the stock ownership guidelines. At December 31, 2018, Mr. Greenwell was no longer employed by the Company and is not subject to the ownership guidelines.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code (the “Code”) provides that we may not deduct, for federal income tax purposes, compensation in excess of $1 million paid to our Chief Executive Officer and each of the three other most highly-compensated officers (other than the Chief Executive Officer and Chief Financial Officer) whose compensation is required to be disclosed to our stockholders under the federal securities laws in any taxable year. However, compensation in excess of $1 million may be deducted if it is “performance-based compensation” or qualifies for one of the other exemptions from the deductibility limit.

The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Section 162(m) of the Code and, among other things, eliminated the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be nondeductible, whether or not it is performance-based. In addition, beginning in 2018, the executive officers subject to Section 162(m) of the Code (the “Covered Employees”) will include any individual who served as the Chief Executive Officer and Chief Financial Officer at any time during the taxable year and the three other most highly compensated officers (other than the Chief Executive Officer and Chief Financial Officer) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that

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Executive Compensation

individual will remain a Covered Employee for all future years, including following any termination of employment.

The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) of the Code described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Compensation Committee may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. Moreover, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the company, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) of the Code if the Compensation Committee determines that a given action is otherwise in the best interests of the Company and its stockholders.

We account for stock-based payments, including our incentive and nonqualified stock options and restricted stock awards, in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our Board based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards. While we consider the expense resulting from the application of FASB ASC Topic 718 when granting our stock-based compensation awards to ensure that it is reasonable, the amount of this expense is not the most important factor that the Compensation Committee considers when making equity-award decisions.

Compensation Risk Assessment

Our compensation program, which applies to all employees including named executive officers, is designed to provide competitive levels of reward that are responsive to company and individual performance but do not incentivize risk taking that is reasonably likely to have a material adverse effect on the Company. In reaching our conclusion that our compensation policies do not create risks that are reasonably likely to have a material adverse effect on us, we examined the various elements of our compensation programs and policies and our risk mitigation controls. In particular, numerous factors were considered, including:

•	Absence of significant short-term incentives that would reasonably be considered as motivating high-risk investments or other conduct that is not consistent with the long-term goals of the Company;
•	Provision of a mix of short-term and long-term compensation, which is discussed in the CD&A, above;

•	Type of equity awards granted to employees and level of equity and equity award holdings; and

•	Historical emphasis on long-term growth and profitability, over short-term gains.

Senior executives representing our legal and compliance, human resources, finance, and audit functions, as well as the Compensation Committee’s independent compensation consultant, are involved in this review process, which is conducted under the oversight of the Compensation Committee.

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Executive Compensation Tables

2018 Summary Compensation Table

The following table sets forth the total compensation earned by or paid to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, collectively our named executive officers, for the years ended December 31, 2018, 2017, and 2016.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	All other Compensation(2)	Total
Daniel D. Greenwell Former President and Chief Executive Officer	2018	$800,000	—	—	—	$214,125	$142,075	$1,156,200
	2017	$800,000	—	$2,700,000	—	$205,000	$138,267	$3,843,267
	2016	$800,000	—	$2,700,000	—	$300,000	$132,904	$3,932,904
Mark T. Behrman President and Chief Executive Officer	2018	$500,411	—	$1,984,862	—	$107,063	$7,800	$2,600,136
	2017	$500,000	$32,500	$750,003	—	$102,500	$9,000	$1,394,003
	2016	$500,000	—	—	—	$150,000	$6,600	$656,600
John H. Diesch Executive Vice President Manufacturing	2018	$325,000	—	$160,853	—	$74,531	$24,658	$585,042
	2017	$325,000	—	$259,589	—	$55,000	$28,811	$668,400
	2016	$137,500	$50,000	$81,247	—	—	$24,242	$292,989
Michael J. Foster Executive Vice President and General Counsel	2018	$360,083	—	$581,053	—	$79,500	—	$1,020,636
	2017	$360,000	—	$359,997	—	$74,000	—	$793,997
	2016	$358,615	—	$719,996	—	$108,000	—	$1,186,611
Cheryl A. Maguire Senior Vice President and Chief Financial Officer	2018	$264,844	—	$219,774	—	$106,600	—	$591,218
	2017	$244,365	—	$103,680	—	$129,000	—	$477,045
	2016	$217,558	—	$122,588	—	$80,000	$86,024	$506,170
(1)

The amounts shown in this column represent the aggregate grant date fair value of the restricted stock granted to our named executive officers pursuant to the terms of the respective executive’s employment agreement computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures. This amount does not reflect the actual value that may be recognized by the named executive officers.

(2)	For 2018 , “All Other Compensation” includes:

•	For Mr. Greenwell: $142,075 for reimbursement of expenses related to his commuting from his home in Iowa to our corporate offices in Oklahoma, as well as living expenses while working in Oklahoma.

•	For Mr. Behrman: $7,800 for an automobile allowance.

•	For Mr. Diesch: $23,683 for reimbursement of commuting expenses and $975 for a Company car.

(3)	Pursuant to the terms of his Employment Agreement, Mr. Behrman did not receive an LTI Plan grant in 2016.

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Executive Compensation Tables

2018 Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards to the named executive officers during the calendar year ended December 31, 2018.

Name	Grant Date	Date Approved by Board	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)				Grant Date Fair Value of Stock and Option Awards ($)(4) (5) (6)
Daniel D. Greenwell
Mark T. Behrman	12/29/2018	12/29/2018	$—						92,593			$500,000
	12/30/2018	`12/29/2018	—	$650,000	$1,300,000	—	138,889	347,223	138,889			$1,484,862
John H. Diesch	12/30/2018	12/29/2018	$—	$162,500	$325,000	—	15,046	37,615	15,046			$160,853
Michael J. Foster	12/29/2018	12/29/2018	$—	$273,000	$546,000			—	36,111			$194,999
	12/30/2018	12/29/2018	—	$273,000	$546,000	—	36,111	90,278	36,111			$386,054
Cheryl A. Maguire	12/30/2018	12/29/2018	$—	$222,000	$444,000	—	20,556	51,390	20,556			$219,774

(1)

The amounts in these columns reflect the threshold, target and maximum payout levels for the STI Plan. Further details regarding these awards, please see “Executive Compensation-Compensation Discussion and Analysis-Compensation Philosophy and Objectives-Short-Term (Annual) Incentive Plan.”

(2)	The amounts in this column represent the performance-based restricted stock award granted under the LTI Plan on December 30, 2018.

(3)

The amounts in this column represent the time-based vesting restricted stock awards granted under the LTI Plan to Messrs. Behrman and Foster on December 29, 2018 and Messrs. Behrman, Foster and Diesch and Ms. Maguire on December 30, 2018.

(4)

The amounts shown in this column represent the grant-date fair value of stock-based awards granted to our named executive officers, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, and does not reflect the actual value that has or may be recognized by the named executive officers.

(5)	For the grants of time-based restricted stock, the grant date fair value was based on a per share price of $5.40, the closing price on December 28, 2018, the date prior to the grants.

(6)	For the grants of performance-based restricted stock, the grant date fair value was computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures.

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Executive Compensation Tables

2018 Outstanding Equity Awards at Fiscal Year End

The following table contains information about outstanding equity awards held by our named executive officers as of December 31, 2018.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights that have Not Vested ($)(3)
Daniel D. Greenwell(4)		—	$0
		—	0
		—	0
Mark T. Behrman	12/31/2015	0	$0
	02/15/2017	49,702	274,355
	12/29/2018	92,593	511,113
	12/30/2018	138,889	766,667	138,889	$766,667
John H. Diesch	08/02/2016	2,325	$12,834
	02/15/2017	11,818	65,235	8,077	$44,585
	12/30/2018	15,046	83,054	15,046	83,054
Michael J. Foster	01/05/2016	16,713	$92,256
	12/31/2016	14,252	78,671
	02/15/2017	23,857	131,691
	12/29/2018	36,111	199,333
	12/30/2018	36,111	199,333	36,111	$199,333
Cheryl A. Maguire	03/04/2016	4,200	$23,184
	10/26/2016	15,800	87,216
	12/14/2017	12,552	69,287
	12/30/2018	20,556	113,469	20,556	$113,469
(1)

The amounts shown in this column reflect the number of time-based vesting restricted stock granted under our 2008 Stock Incentive Plan and our 2016 LTI Plan that are not vested as of December 31, 2018. Shares will vest in substantially equal one-third increments on the first three anniversaries of the applicable grant dates.

(2)

The amounts reported in this column were calculated by multiplying the number of shares of restricted stock that had not vested as of December 31, 2018 by the closing price of our common stock on the NYSE on December 31,2018, which was $5.52.

(3)

The amounts shown in this column reflect the target number of performance-based vesting restricted stock granted under our 2016 LTI Plan that are not vested as of December 31, 2018. For Messrs. Behrman, Diesch and Foster and Ms. Maguire, the amounts reflect shares granted on December 30, 2018 that will vest on December 30, 2021 based on Company performance against targets for free cash flow and fixed cost per ton of NH3, adjusted up or down based on the Company’s TSR vs peer group average. For Mr. Diesch the amounts also reflect unvested shares granted in February 2017 that will vest based on our relative total stockholder return over the three-year period commencing on February 15, 2017. For further details regarding these grants, see “Executive Compensation — Compensation Discussion and Analysis – Compensation Philosophy and Objectives – Long-Term Equity Incentive Plan).”

(4)	All shares granted to Mr. Greenwell vested on December 31, 2019, upon his resignation.

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Executive Compensation Tables

2018 Restricted Stock Vesting

The following table contains information regarding the vesting of restricted stock held by our named executive officers during 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Daniel D. Greenwell	628,543	$3,394,132	(2)
Mark T. Behrman	94,489	$551,742	(3)
John H. Diesch	8,233	$56,627	(4)
Michael J. Foster	42,892	$316,216	(5)
Cheryl A. Maguire	—	—

(1)	The amounts reported in this column represent the number of shares of restricted stock that vested during 2018, without reduction for any shares withheld to satisfy applicable tax obligations.

(2)

The amounts reported represent the value of the shares of restricted stock that vested on December 30, 2018, the date Mr. Greenwell resigned, calculated by multiplying the number of shares of time-based vesting restricted stock that vested on December 30, 2018 by $5.40, the closing price of our common stock on December 28, 2018 on the NYSE.

(3)

The amounts reported represent the value of the shares of restricted stock that vested during 2018 calculated by multiplying 69,638 shares of restricted stock that vested on December 31, 2018 by $5.40, the closing price of our common stock on December 28, 2018 on the NYSE plus 24,851 shares of restricted stock that vested on February 15, 2018 by $7.07, the closing price of our common stock on February 14, 2018 on the NYSE.

(4)

The amounts reported represent the value of the shares of restricted stock that vested during 2018 calculated by multiplying 5,909 shares of restricted stock that vested on February 15, 2018 by $7.07, the closing price of our common stock on February 14, 2018 on the NYSE plus 2.325 shares of restricted stock that vested on August 2, 2018 by $6.39, the closing price of our common stock on August 1, 2018 on the NYSE.

(5)

The amounts reported represent the value of the shares of restricted stock that vested during 2018 calculated by multiplying 16,713 shares of restricted stock that vested on January 5, 2018 by $9.27, the closing price of our common stock on January 4, 2018 on the NYSE, plus 11,928 shares of restricted stock that vested on February 15, 2018 by $7.07, the closing price of our common stock on February 14, 2018; plus 14,251 shares of restricted stock that vested on December 31, 2018 by $5.40, the closing price of our common stock on December 28, 2018 on the NYSE.

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Executive Compensation Tables

Equity Compensation Plan Information

The following table shows, as of December 31, 2018, information with respect to our equity compensation plans under which shares of common stock are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, restricted stock units, warrants, and rights(1) (a)	Weighted-average exercise price of outstanding options, restricted stock units, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders(2)	192,334	$24.83	1,614,548
Equity compensation plans not approved by stockholders	—	—	—

Total	192,334	$24.83	1,614,548
(1)

As of December 31, 2018, there were options outstanding to purchase a total of 124,000 shares of common stock under our 2008 Stock Incentive Plan, which represent 0.4% of the number of common stock outstanding. There were no options, warrants or rights outstanding under our 2016 Long Term Incentive Plan on December 31, 2018. A total of 739,465 unvested shares of time-based vesting restricted stock were excluded from this column (a) as those shares are considered issued at the time of grant.

(2)

Plans previously approved by the stockholders include our 2008 Stock Incentive Plan, our Outside Directors Stock Purchase Plan and our 2016 Long Term Incentive Plan. Following approval of the 2016 Long Term Incentive Plan at our annual meeting of stockholders held in June 2016, no further awards can be granted under either our 2008 Stock Incentive Plan or our Outside Directors Stock Purchase Plan. The amount in column (c) represents the number of shares available for issuance under our 2016 Long Term Incentive Plan.

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Executive Compensation Tables

Potential Payments Upon Termination or Change in Control

Employment Agreements

As previously discussed, during nearly all of 2018, we were party to employment agreements with Messrs. Greenwell, Behrman, Diesch and Foster which provide, among other things, certain severance benefits in the event an executive officer’s employment terminates under specific circumstances (the “2016 Employment Agreements”). Additionally, on December 30, 2018 we entered into new agreements with Ms. Maguire and Messrs. Berhman and Foster and on February 11, 2019 with Mr. Diesch (the “2018 Employment Agreements”). The 2018 Employment Agreements replaced the 2016 Employment Agreements for Messrs. Behrman, Diesch and Foster. The provisions related to potential payments upon termination or change in control remain the same in the 2016 and the 2018 Employment Agreements.

Severance Payments and Benefits under the Employment Agreements

The employment agreements with our named executive officers provide for potential severance payments upon the termination of a named executive officer’s employment in certain situations, including in connection with a “change in control,” without “cause” by the Company or for “good reason” by the executive, due to nonrenewal by the Company and upon the death or permanent disability of the executive (as each term is defined in the named executive officers’ employment agreement).

Termination for Cause, without Good Reason, or due to Executive’s Nonrenewal. In the event of an executive’s termination by the Company for “cause” or by the executive without “good reason,” the Company has no severance obligation to the executive other than payment of accrued obligations, which are (i) earned but unpaid base salary through the date of termination, (ii) any employee benefits to which the executive has a vested entitlement as of the date of termination, (iii) accrued but unused vacation, and (iv) approved but unreimbursed eligible business expenses.

Death or Permanent Disability. Under the terms of the employment agreements, in the event of an executive’s death or termination on account of becoming permanently disabled, the agreements will terminate and the executive will be entitled to (i) the payment of accrued obligations and (ii) payment of a pro-rata portion of his or her annual bonus determined and paid in accordance with our regular bonus practices (other than for Mr. Diesch under the 2016 Diesch Agreement), which pro rata portion will be based on the time the executive was employed during the applicable vesting period.

Termination without Cause, for Good Reason or due to Company’s Nonrenewal. If the executive is terminated by the Company without “cause,” by the executive for “good reason” or by the Company’s proper notice of nonrenewal of the employment agreement, the executive will be entitled to (i) payment of a pro rata portion of his or her annual bonus based on the actual achievement of the applicable performance criteria for the year in which the executive’s employment terminates and paid in accordance with our regular bonus practices (other than for Mr. Diesch under the 2016 Diesch Agreement); (ii) payment of a lump sum cash payment equal to the product of one times (or two times in the case of Mr. Greenwell under the terms of the 2016 Employment Agreements and Mr. Behrman under the terms of the 2018 Employment Agreements) the sum of his or her then-current base salary and target bonus (or in the case of Mr. Diesch, 12 months of his base salary only, under the 2016 Diesch Agreement) payable on the first payroll date following the executive’s execution and non-revocation of a general release of claims; (iii) continued participation in our medical, dental and hospitalization insurance coverage for himself and his or her qualified dependents on the same terms in effect immediately prior to the termination for a period of 18 months with the employer portion of the continued coverage paid by us (other than for Mr. Diesch under the 2016 Diesch Agreement); and (iv) accelerated vesting of all equity awards otherwise unvested as of the date of his or her termination of employment under the 2016 Employment Agreements. The provisions for accelerated stock vesting are not included in the 2018 and 2019 Employment Agreements.

Change in Control. If a named executive officer is employed by us at the time of a change in control and his or her employment is terminated without “cause” or by the executive for “good reason” within twenty-four months of the change in control (or for Mr. Diesch, during the period beginning six months before and ending twelve months following the change in control under the 2016 Diesch Agreement), the executive will be entitled to (i) payment of a pro rata portion of his or her annual bonus based on the actual achievement of the applicable performance criteria for the year in which the executive’s employment terminates and paid in accordance with our regular bonus practices (other than for Mr. Diesch under the 2016 Diesch Agreement); (ii) payment of a lump sum cash payment equal to the product of two times (or three times in the case of Mr. Greenwell under the terms of the 2016 Employment Agreements and Mr. Behrman under the terms of the 2018 Employment Agreements) the sum of his or her then-current base salary and target bonus payable on the first payroll date following the executive’s execution and non-revocation of a general release of claims; (iii) continued participation in our medical, dental and hospitalization insurance coverage for himself and his

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Executive Compensation Tables

or her qualified dependents on the same terms in effect immediately prior to the termination for a period of 18 months with the employer portion of the continued coverage paid by us (other than for Mr. Diesch under the 2016 Diesch Agreement); and (iv) accelerated vesting of all equity awards otherwise unvested as of the date of his or her termination of employment under the 2016 Employment Agreements. The provisions for accelerated stock vesting are not included in the 2018 and 2019 Employment Agreements.

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Executive Compensation Tables

Table of Severance Benefits

The following table summarizes the dollar amounts of potential payments to each named executive officer upon a qualifying termination of employment or change in control pursuant to the terms of their employment and severance agreements, as applicable, assuming that the events described in the table occurred on December 31, 2018, when the closing price of the Company’s common stock was $5.52. The values below are our best estimates of the severance payments and benefits the executives would receive upon a termination of employment or a change in control as of December 31, 2018 and we believe the amounts are calculated using reasonable assumptions. All amounts are before taxes, which would reduce amounts ultimately received by our named executive officers. The table is only intended to summarize various terms of the employment agreement and is qualified in its entirety by reference to the full text of the actual agreements, copies of which are on file with the SEC.

Executive Officer	Termination For Cause	Termination Without Cause or For Good Reason		Termination During Change in Control Period		Change in Control Without Termination(1)		Death			Disability
Daniel D. Greenwell(2)
STI Plan Payments(3)	—	$214,125		$214,125		$—			$0		$0
Cash Severance	—	$2,600,000	(4)	$3,900,000	(5)	—			—		—
Equity Awards
Unvested and Accelerated	—	$1,723,135	(6)	$1,723,135	(6)	$1,723,135	(6)		—		—
Health Coverage(7)	—	$19,760		$19,760		$—		$			$—
Total	—	$4,557,020		$5,857,020		$1,723,135			$0		$0
Mark T. Behrman
STI Plan Payments(3)	—	$107,063		$107,063		$—			$107,063		$107,063
Cash Severance	—	$3,250,000	(4)	$4,550,000	(5)	—			—		—
Equity Awards
Unvested and Accelerated	—	$1,552,136	(6)	$2,318,803	(6)	$2,318,803	(6)		$120,030	(8)	120,030	(8)
Health Coverage(7)	—	$19,760		$19,760		$—			$—		$—
Total	—	$4,928,959		$6,995,626		$2,318,803			$227,093		$227,093
John H. Diesch
STI Plan Payments(3)	—	$74,531		$74,531		$—			$74,531		$74,531
Cash Severance	—	$325,000	(4)	$487,500	(5)	—			—		—
Equity Awards
Unvested and Accelerated	—	$189,608	(6)	$288,762	(6)	$288,762	(6)		$62,373	(8)	$62,373	(8)
Health Coverage(7)	—	$—		$—		$—			$—		$—
Total	—	$589,139		$850,793		$288,793			$136,904		$136,904
Michael J. Foster
STI Plan Payments(3)	—	$79,500		$79,500		—			$79,500		$79,500
Cash Severance	—	$936,000	(4)	$1,599,000	(5)	—			—		—
Equity Awards
Unvested and Accelerated	—	$701,283	(6)	$900,616	(6)	$900,616	(6)		$206,221	(8)	$206,221	(8)
Health Coverage(7)	—	$19,760		$19,760		$—			$—		$—
Total	—	$1,736,543		$2,598,876		$900,616			$285,721		$285,721
Cheryl A. Maguire
STI Plan Payments(3)	—	$106,600		$106,600		$—			$106,600		$106,600
Cash Severance	—	$814,000	(4)	$1,406,000	(5)	—			—		—
Equity Awards
Unvested and Accelerated	—	$293,156	(6)	$406,625	(6)	$406,625	(6)		$108,978	(8)	$108,978	(8)
Health Coverage(7)	—	$19,760		$19,760		$—			$—		$—
Total	—	$1,233,516		$1,938,985		$406,625			$215,578		$215,578

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Executive Compensation Tables

(1)

The amounts shown in this column represent the value attributable to accelerated vesting of equity awards upon a change in control under the terms of our equity incentive plans and employment agreements, which would be realized by the executives regardless of whether they suffered a termination of employment in connection with such change in control.

(2)	The Board elected not to renew Mr. Greenwell’s employment agreement and, accordingly, he resigned effective December 30, 2018.

(3)	This amount represents the actual STI Plan payments made to the named executive officer for 2018.

(4)

This amount represents the pro-rata bonus plus one times (two times for Messrs. Greenwell and Behrman) the sum of base salary and target bonus for Messrs. Greenwell, Behrman and Foster and Ms. Maguire and one times base salary for Mr. Diesch, based on the terms of the employment agreements in effect for each on December 31, 2018.

(5)

This amount represents the pro-rata bonus plus two times (three times for Messrs. Greenwell and Behrman and one times for Mr. Diesch) the sum of base salary and target bonus for Messrs. Greenwell, Behrman, Diesch and Foster and Ms. Maguire, based on the terms of the employment agreements in effect for each on December 31, 2018.

(6)

The amounts shown for Equity Awards Unvested and Accelerated represents the shares of restricted stock awards that had not vested as of December 31, 2018, valued at $5.52 per share, the closing price of our stock on the NYSE on December 31, 2018.

(7)

The amounts included for health coverage are the estimated cost to us for providing continuing health care under our existing medical, dental and vision benefits to each eligible executive for the applicable time period specified in the named executive officer’s employment or severance agreement, as applicable.

(8)

Represents the value on December 31, 2018 of the pro-rata vesting of outstanding equity awards upon the death or disability of the executive valued at $5.52 per share, the closing price of our stock on the NYSE on December 31, 2018.

CEO Pay Ratio

Our CEO to median employee pay ratio is calculated pursuant to Item 402(u) of Regulation S-K. We identified the median employee by examining the income set out on form W-2 for all individuals, including our CEO, who were employed by the Company on December 31, 2018. We included all employees, whether employed on a full-time, part-time or seasonal basis, as of the end of the year. We believe the use of the W-2 income for all employees is a consistently applied compensation measure.

Mr. Behrman’s 2018 total annual compensation was $2,934,722 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s total annual compensation for 2017 was $60,754. As a result, the ratio of Mr. Behrman’s total compensation to that of our median employee was 48 to 1.

Director Stock Ownership Guidelines

On April 26, 2017, the Board unanimously adopted the LSB Industries, Inc. Stock Ownership Guidelines. The Stock Ownership Guidelines require each non-employee director (other than Messrs. Jonathan Bobb and Kanna Kitamura) to own shares of our common stock having an aggregate value of at least $250,000 (2 times the non-employee director retainer) by the later of (i) five years following the effective date of the guidelines (April 26, 2022) or (ii) the fifth anniversary of a director’s election to the Board.

As of December 31, 2018, the director stock ownership is:

Director(1)	Value of Stock per Policy	Total Shares Held		Value of Total Shares(2)	Within Policy at 12/31/2018
Barry Golsen	$250,000.00	2,940,011	(3)	$16,228,861	6,492%
Jack Golsen	$960,000.00	2,581,888		14,252,022	1,485%
Richard Roedel	$250,000.00	28,982		$159,981	64%
Richard Sanders	$250,000.00	22,778		$125,735	50%
Lynn White	$250,000.00	24,078		$132,911	53%

(1)

Not subject to Stock Ownership Guidelines: Jonathan Bobb and Kanna Kitamura. Messrs. B. Golsen and J. Golsen are currently in compliance with the policy. Messrs. Roedel, Sanders and White have until April 2022 to meet the stock ownership guidelines.

(2)	Calculated by multiplying total shares held by $5.52, the closing price of our stock on the NYSE on December 31, 2018.

(3)	See footnotes (2), (3), (4), (5) and (6) of the table under “Security Ownership of Certain 5% Owners” for a description of the amount and nature of the shares beneficially owned by Mr. B. Golsen.

40    LSB Industries Proxy Statement

Executive Compensation Tables

Director Compensation

2018 Director Compensation Table

The following table sets forth the compensation earned by our non-employee directors who served on the Board during 2018

Name(1)	Fees Earned or Paid in Cash(2)	Fees Earned or Paid in Equity Grants(2)(3)	All Other Compensation	Total
Jonathan S. Bobb	$132,500	$—	$—	$132,500
Mark R. Genender(4)	$147,843	$—	$—	$147,843
Barry H. Golsen	$125,000	$—	$—	$125,000
Jack E. Golsen(5)	$484,440	$—	$—	$484,440
Kanna Kitamura(6)	$—	$—	$—	$—
Marran H. Ogilvie(7)	$24,375	$—	$—	$24,375
Richard W. Roedel	$118,750	$62,500	$—	$181,250
Richard S. Sanders	$80,742	$62,500	$—	$143,242
Lynn F. White	$97,500	$62,500	$—	$160,000

(1)

Directors who were also employees at the time of service, such as Mr. Behrman and Mr. Greenwell, who resigned from the Board effective December 30, 2018, receive no additional compensation for their services on our Board and are not included in this table. The 2018 compensation received by Mr. Behrman and Mr. Greenwell is shown in the Summary Compensation Table.

(2)

Director fees for Messrs. Bobb and Genender and Ms. Kitamura, who joined the Board effective December 29, 2018, are paid to LSB Funding and/or Eldridge Business Services LLC. Because the LTI Plan does not allow payment in shares to corporate entities, Messrs. Bobb and Genender received an additional cash grant in the amount of $62,500 in lieu of the grant of restricted stock units as determined by the Compensation Committee. Ms. Kitamura will also receive cash compensation in lieu of the grant of restricted stock in 2019. Due to his significant stock holdings in the Company, the Board agreed to exempt Mr. B. Golsen from receiving a portion of his director fees in the form of restricted stock units and his director fees are paid entirely in cash.

(3)

The amounts shown in this column represent the aggregate grant date fair value of the restricted stock units granted to our directors on May 24, 2018, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, which was $5.28 for the restricted stock units granted on May 24, 2018. This amount does not reflect the actual value that may be recognized by the directors. All of the restricted stock units awarded to our non-employee directors in 2018 will vest on May 24, 2021. The aggregate number of stock awards outstanding as of December 31, 2018 for each non-employee director who served on the Board during 2018 was as follows: Mr. Bobb: 0 restricted stock units; Mr. Genender: 0 restricted stock units; Mr. B. Golsen: 0 restricted stock units; Mr. Roedel: 22,778 restricted stock units; Mr. Sanders: 22,778 restricted stock units; and Mr. White: 22,778 restricted stock units.

(4)	Mr. Genender resigned from the Board effective December 28, 2018.

(5)

Mr. J. Golsen receives compensation from the Company for his services as Chairman Emeritus an annual cash retainer of $480,000 and an additional $4,440 annually to cover certain enumerated expenses, pursuant to the terms of a transition agreement dated June 30, 2017 between the Company and Mr. J. Golsen.

(6)	Ms. Kitamura was appointed to the Board effective December 30, 2018 and did not receive compensation in 2018.

(7)	Ms. Ogilvie resigned from the Board effective March 27, 2018, at which time all restricted stock units awarded to her vested.

LSB Industries Proxy Statement    41

Executive Compensation Tables

On April 19, 2016 we amended and restated our director compensation policy (“Director Policy”) to include:

•	An annual cash fee equal to $62,500;

•	An annual grant of restricted stock units with a grant date fair market value of approximately $62,500, which will be settled upon the third anniversary of the grant date, except to the extent the Compensation Committee determines to pay an additional annual cash fee equal to $62,500 in lieu of the grant of restricted stock units, as was the case in 2018 and will be the case in 2019 for Messrs. Bobb and B. Golsen and Ms. Kitamura;

•	An additional annual cash fee equal to $10,000 for members of the Audit Committee and an additional $20,000 for the Chairman of the Audit Committee;

•	An additional annual cash fee equal to $7,500 for members of the Compensation Committee and an additional $15,000 for the Chairman of the Compensation Committee;

•	An additional annual cash fee equal to $5,000 for members of the Nominating and Corporate Governance Committee and an additional $10,000 for the Chairman of the Nominating and Corporate Governance Committee;
•	An additional annual cash fee equal to $25,000 for the Board’s Independent Chairman; and

•	An additional annual cash fee as determined by the Board for members of any other committee established by the Board.

Cash fees earned under the Director Policy are earned on a calendar-quarter basis and are paid in arrears not later than the 15th day following the end of each calendar quarter. Such cash fees are prorated to reflect the period of year during which the director was not a member of the Board. Additionally, under the Director Policy, restricted stock units are granted on the first business day following our annual meeting of stockholders each year. The number of restricted stock units will be determined by dividing $62,500 by the closing price of our common stock on the first business day following our annual meeting of stockholders.

42    LSB Industries Proxy Statement

Securities Ownership

Security Ownership of 5% Owners

The following table sets forth the beneficial ownership of our common stock and preferred stock as of March 12, 2019, held by beneficial owners of 5% or more of each class of our common stock and voting preferred stock.

The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of March 12, 2019. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all stock shown as beneficially owned by them, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Title of Class	Amounts of Shares Beneficially Owned(1)		Percent of Class+
Golsen Holders(2)	Common	3,102,183	(3)(4)	10.8%
	Series B Preferred	20,000	(5)	100.0%
	Series D Preferred	1,000,000	(6)	100.0%
LSB Funding LLC	Common	4,069,324	(5)	14.2%
	Series F Preferred	1	(6)	100.0%
BlackRock Global Investors	Common	2,971,546	(7)	10.3%
Tontine Asset Associates LLC	Common	2,227,754	(8)	7.8%
Robotti & Company Inc.	Common	2,021,268	(9)	7.03%
Dimensional Fund Advisors LP	Common	1,657,844	(10)	5.8%
+

Because of the requirements of the SEC as to the method of determining the amount of shares an individual or entity may own beneficially, the amount shown for an individual may include shares also considered beneficially owned by others. Any shares of stock which a person does not own, but which he or she has the right to acquire within 60 days of March 12, 2019, are deemed to be outstanding for the purpose of computing the percentage of outstanding stock of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(1)	We based the information with respect to beneficial ownership on information furnished by the above-named individuals or entities or contained in filings made with the SEC or our records.

(2)

Includes shares beneficially owned by Mr. J. Golsen (a Director) and his son, Mr. B. Golsen (a Director), and the following entities controlled by Mr. J. Golsen and Mr. B. Golsen: Quad Capital LLC, which is wholly owned by various trusts controlled by Mr. J. Golsen and his children, and the following wholly-owned subsidiaries of Quad Capital: SBL, LLC (“SBL”) and Golsen Petroleum Corporation (“GPC”). Also includes shares beneficially owned by Golsen Family LLC (“Family LLC”), which is controlled by Mr. J. Golsen, who serves as the sole manager of Family LLC. Messrs. J. Golsen and B. Golsen are the only managers of Quad Capital and share voting and dispositive power over the shares beneficially owned by Quad Capital and/or its subsidiaries (SBL and GPC). The address of Mr. J. Golsen, Mr. B. Golsen, Quad Capital, SBL, GPC and Family LLC is 518 N. Indiana Ave., Oklahoma City, Oklahoma 73106.

(3)	Includes:

(a)	19,876 shares over which Mr. J. Golsen has the sole voting and dispositive power;

(b)

the following shares over which Mr. J. Golsen has voting and dispositive power: (i) 15,392 shares owned of record by Family LLC; and (ii) 133,333 shares that Family LLC has the right to acquire upon the conversion of 4,000 shares of the Series B Preferred owned of record by Family LLC (each holder of Series B Preferred is entitled to one vote per share);

(c)

292,467 shares over which Mr. B. Golsen has the sole voting and dispositive power; 74,440 shares of common stock owned of record by a certain trust for the benefit of Mr. B. Golsen, over which Mr. B. Golsen is the trustee; and 153,388 shares held in certain trusts for the benefit of children and grandchildren of Mr. B. Golsen over which Mr. B. Golsen is the trustee;

(d)

the following shares over which Messrs. J. Golsen and B. Golsen share voting and dispositive power: (i) 1,345,999 shares owned of record by SBL LLC; (ii) 400,000 shares that SBL LLC has the right to acquire upon conversion of 12,000 shares of

LSB Industries Proxy Statement    43

Securities Ownership

Series B Preferred owned of record by SBL LLC (each holder of Series B Preferred is entitled to one vote per share); (iii) 250,000 shares that SBL LLC has the right to acquire upon conversion of 1,000,000 shares of the Series D Preferred owned of record by SBL LLC (each holder of Series D Preferred is entitled to .875 votes per share); (iv) 283,955 shares owned of record by GPC; and 133,333 shares that GPC has the right to acquire upon conversion of 4,000 shares of Series B Preferred owned of record by GPC.

(4)

Mr. J. Golsen disclaims beneficial ownership of the shares over which Messrs. B. Golsen and S. Golsen and Ms. L. Rappaport each have sole voting and investment power. Messrs. B. Golsen and S. Golsen and Ms. L. Rappaport disclaim beneficial ownership of the shares that Mr. J. Golsen has sole voting and investment power. Messrs. B. Golsen and S. Golsen and Ms. L. Rappaport disclaim beneficial ownership of the shares owned of record by the LLC, except to the extent of their respective pecuniary interest therein. Mr. S. Golsen and Ms. L. Rappaport disclaim beneficial ownership of the shares owned of record by SBL and GPC and all shares beneficially owned by SBL LLC through the Family LLC, except to the extent of their respective pecuniary interest therein. Ms. L. Rappaport disclaims beneficial ownership of the 1,433 shares over which her spouse has sole voting and investment power over, and this amount excludes such shares. Mr. B. Golsen disclaims beneficial ownership of the 533 shares over which his spouse has sole voting and investment power, and this amount excludes such shares.

(5)	The address of LSB Funding is 350 Park Avenue, 14th Floor, New York, New York 10022. Represents 4,069,324 shares of common stock.

(6)	Represents one share of Series F Preferred, which entitles LSB Funding to a number of votes equal to 456,225 shares of common stock.

(7)	The address of BlackRock Global Investors is 40 East 52nd Street, New York, NY 10022.

(8)	The address of Tontine Asset Associates LLC is 55 Railroad Avenue, Greenwich, CT 06830.

(9)	The address of Robotti & Company Inc. is 110 East 42nd Street, Suite 1100, New York, NY 10017.

(10)	The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

44    LSB Industries Proxy Statement

Securities Ownership

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of each class of our common stock and voting preferred stock as of March 12, 2019, held by (1) directors and director nominees; (2) each named executive officer listed in this Proxy Statement; and (3) all current directors and named executive officers as a group.

The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of March 12, 2019. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all stock shown as beneficially owned by them, subject to community property laws where applicable.

Name of Beneficial Owner	Title of Class	Amount of Shares Beneficially Owned(1)		Percent of Class+
Daniel D. Greenwell	Common	607,325	(2)	2.1%
Mark T. Behrman	Common	572,084	(3)	2.0%
John H. Diesch	Common	65,466	(4)	*
Michael J. Foster	Common	195,676	(5)	*
Cheryl Maguire	Common	72,209	(6)
Jonathan S. Bobb	Common	—		—
Mark R. Genender	Common	—		—
Barry H. Golsen	Common	2,940,011	(7)	10.2%
	Series B Preferred	16,173	(7)	80.9%
	Series D Preferred	1,000,000	(7)	100.0%
Jack E. Golsen	Common	2,581,888	(8)	8.98%
	Series B Preferred	20,000	(8)	100.00%
	Series D Preferred	1,000,000	(8)	100.00%
Kanna Kitamura	Common	—
Marran H. Ogilvie	Common	0	(9)	*
Richard W. Roedel	Common	29,878	(10)	*
Richard S. Sanders, Jr.	Common	22,778	(11)	*
Lynn F. White	Common	24,078	(12)	*
Directors and Executive Officers as a group (14 persons)	Common	4,691,677	(13)	16.3%
	Series B Preferred	20,000		100.0%
	Series D Preferred	1,000,000		100.0%
5% Holders
BlackRock Global Investors	Common	2,971,546		10.3%
Tontine Associates LLC	Common	2,227,754		7.8%
Robotti & Company Inc.	Common	2,021,268		7.03%
Dimensional Fund Advisors LP	Common	1,657,844		5.8%
LSB Funding LLC	Common	4,069.324		14.2%
	Series F Preferred	1		100.0%
*	Less than 1%.

+	See footnote “+” to the table under “Security Ownership of Certain 5% Owners.”

LSB Industries Proxy Statement    45

Securities Ownership

(1)	We based the information, with respect to beneficial ownership, on information furnished by each director or officer, contained in filings made with the SEC, or contained in our records.

(2)	Pursuant to the terms of Mr. Greenwell’s employment agreement, all unvested shares vested immediately upon his resignation on December 30, 2018.

(3)

This amount includes shares that Mr. Behrman acquired pursuant to restricted stock agreements dated (a) December 31, 2015, which has vested 100%, (b) February 15, 2017, of which two-thirds has vested, with the remaining one-third of the shares vesting on the third anniversary of the grant date, (c) December 29, 2018, one-third of which will vest on the first, second and third, anniversaries of the grant date, (d) December 30, 2018, one-third of which will vest on the first, second and third, anniversaries of the grant date, and (e) December 30, 2018, which will vest on the third anniversary of the grant date subject to achievement of certain performance metrics. Mr. Behrman has the sole voting and dispositive power over these shares.

(4)

This amount includes shares that Mr. Diesch acquired pursuant to restricted stock agreements dated (a) August 2, 2016 and February 15, 2017, both of which two-thirds has vested, with one-third of the shares vesting on the first, second and third, anniversaries of the grant dates, (b) February 15, 2017, which will vest on the third anniversary of the grant date subject to the achievement of certain performance metrics, (c) December 29, 2018, one-third of which will vest on the first, second and third, anniversaries of the grant date, (d) December 30, 2018, one-third of which will vest on the first, second and third, anniversaries of the grant date, (e) December 30, 2018, which will vest on the third anniversary of the grant date subject to achievement of certain performance metrics, (f) February 14, 2019, one-third of which will vest on the first, second and third, anniversaries of the grant date, and (g) February 14, 2019, which will vest on the third anniversary of the grant date subject to achievement of certain performance metrics. Mr. Diesch has the sole voting and dispositive voting power over these shares.

(5)

This amount includes shares that Mr. Foster acquired pursuant to restricted stock agreement, dated (a) January 5, 2016, which has vested 100%, (b) December 31, 2016 and February 15, 2017, both of which vested two-thirds, with one-third of the shares vesting on the third anniversaries of the grant dates, (c) December 29, 2018, one-third of which will vest on the first, second and third, anniversaries of the grant date, (d) December 30, 2018, one-third of which will vest on the first, second and third, anniversaries of the grant date, and (e) December 30, 2018, which will vest on the third anniversary of the grant date subject to achievement of certain performance metrics. Mr. Foster has the sole voting and dispositive power over these shares.

(6)

This amount includes shares that Ms. Maguire acquired pursuant to restricted stock agreement, dated (a) March 4, 2016, which has vested 100%, (b) October 26, 2016, which will vest 100% on October 26, 2019, (c) December 14, 2017, which will vest 100% on December 14, 2020, (d) December 30, 2018, one-third of which will vest on the first, second and third, anniversaries of the grant date, and (e) December 30, 2018, which will vest on the third anniversary of the grant date subject to achievement of certain performance metrics. Ms. Maguire has the sole voting and dispositive power over these shares.

(7)	See footnotes (2), (3), (4), (5) and (6) of the table under “Security Ownership of Certain 5% Owners” for a description of the amount and nature of the shares beneficially owned by Mr. B. Golsen.

(8)	See footnotes (2), (3), (4), (5) and (6) of the table under “Security Ownership of Certain 5% Owners” for a description of the amount and nature of the shares beneficially owned by Mr. J. Golsen.

(9)	Ms. Ogilvie resigned from the Board effective March 27, 2018.

(10)

Mr. Roedel has the sole voting and dispositive power over these shares. This amount does not include, and Mr. Roedel disclaims beneficial ownership of the shares beneficially owned by Mr. Roedel’s wife, which consist of 590 shares.

(11)	Mr. Sanders has the sole voting and dispositive voting power over these shares.

(12)	Mr. White has the sole voting and dispositive voting power over these shares.

(13)

The shares of common stock include 916,666 shares of common stock that executive officers, directors, or entities controlled by our executive officers and directors, have the right to acquire within 60 days under other convertible securities.

46    LSB Industries Proxy Statement

Securities Ownership

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors, officers, and beneficial owners of more than 10% of the Company’s common stock to file with the SEC reports of holdings and changes in beneficial ownership of the Company’s stock. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us with respect to 2018, or written representations that no

Form 5 was required to be filed, we believe that during 2018 all our directors and officers and beneficial owners of more than 10% of the Company’s common stock timely filed their required Forms 3, 4, or 5, except Kanna Kitamura filed her Form 3 late, and Cheryl Maguire filed her Form 3 and first Form 4 late due to delays in obtaining Form IDs from the SEC for both filers.

LSB Industries Proxy Statement    47

Stockholder Proposals

If you wish to submit proposals to be included in our proxy statement for our 2020 annual meeting, proposals must be received at our principal executive offices in writing not later than November 25, 2019. If the date of the 2020 annual meeting is changed by more than 30 days from the date of the 2019 Annual Meeting, the deadline for submitting proposals is a reasonable time before we begin to print and mail the proxy materials for our 2020 annual meeting. Proposals must satisfy the requirements set forth in Rule 14a-8 under the Exchange Act and as set out in the Bylaws. Proposals should be addressed to Michael J. Foster, Secretary, LSB Industries, Inc., 3503 NW 63rd Street, Suite 500, Post Office Box 754, Oklahoma City, Oklahoma 73107.

Other than matters properly brought under Rule 14a-8, the deadline for providing us with timely notice of matters that you otherwise desire to introduce at our next annual meeting of stockholders, other than those that will be included in our proxy materials, is not later than November 25, 2019, but not before October 26, 2019; provided that if the date of the annual meeting is more than 30 days before or more than 60 days after May 3, 2020, the notice must be received not later than the 90th day prior to such annual meeting, or if later, the 10th day following the date on which the public disclosure of the date of such annual meeting was made. The written notice must set forth the information specified in the Bylaws.

If you wish to present a proposal, but you fail to notify us by such deadline, you will not be entitled to present the proposal at the annual meeting.

Only persons who are nominated in accordance with the procedures set forth in our Bylaws are eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board; or (ii) by any stockholder of the Company entitled to vote for the election of directors at the annual meeting who complies with the notice procedures set forth in our Bylaws. A director nomination made by a stockholder must be delivered or mailed to and received at our principal executive offices not less than 120 nor more than 150 days prior to the anniversary date of the 2019 annual meeting; provided, however, if the date of the annual meeting is more than 30 days before or more than 60 days after such date, notice by the stockholder to be timely must be so delivered, or mailed and received not later than the 90th day prior to such annual meeting, or if later, the 10th day following the date on which the public disclosure of the date of such annual meeting was so made. Pursuant to our Bylaws, the deadline for submitting nominations for directors for our annual meeting in 2020, is January 4, 2020, but no nominations may be submitted before December 5, 2019.

The Bylaws also provide that a stockholder satisfying the above notice requirements may nominate an independent director for inclusion in our proxy statement, if the additional specified conditions set forth in our Bylaws, are satisfied.

48    LSB Industries Proxy Statement

Available Information

We file or furnish annual, quarterly and current reports and other documents with the SEC under the Exchange Act). The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0030. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents we file with the SEC at www.sec.gov.

We also make available free of charge through our Internet website (www.lsbindustries.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition to the reports filed or furnished with the SEC, we publicly disclose material information from time to time in press releases, at annual meetings of stockholders, in publicly accessible conferences and investor presentations, and through our website.

A copy of the Company’s 2018 Annual Report accompanies this Proxy Statement, which Annual Report includes the Company’s 2018 Form 10-K. Copies of exhibits to the Form 10-K are available upon request, but a reasonable copy fee per page will be charged to the requesting stockholder.

One copy of the Notice of Annual Meeting of Stockholders, this Proxy Statement and the Company’s 2018 Annual Report will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householding mailing this year and you would like to have additional copies of this Proxy Statement and the Company’s 2018 Annual Report mailed to you or you would like to opt out of this practice for future mailings, the Company will promptly deliver such additional copies to you if you submit your request in writing to the address below. You may also contact the Company in the same manner if you received multiple copies of the materials and would prefer to receive a single copy in the future.

Requests for documents relating to the Company should be directed to:

Director—Communications Department

c/o LSB Industries, Inc.

3505 NW 63rd Street, Suite 500

Post Office Box 754

Oklahoma City, Oklahoma 73107

(405) 235-4546

Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy card and return it in the accompanying envelope or follow the instructions provided for voting by phone or via the Internet, if applicable. Prompt response will greatly facilitate arrangements for the annual meeting, and your cooperation is appreciated. Stockholders who attend the annual meeting may vote their shares personally even though they have sent in their proxy cards or voted by phone or the Internet.

IMPORTANT NOTICE REGARDING THE

AVAILABILITY OF PROXY MATERIALS FOR

THE 2019 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON MAY 3, 2019

The Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the 2019 Annual Meeting of Stockholders and Annual Report for the year ended December 31, 2018 are available at www.proxydocs.com/LXU.

By order of the Board of Directors,

Michael J. Foster
Executive Vice President,
Secretary and General Counsel

March 24, 2019

LSB Industries Proxy Statement    49

ANNUAL MEETING OF LSB INDUSTRIES, INC.

Date:	Friday, May 3, 2019
Time:	8:30 A.M. (Central Daylight Time)
Place:	3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma 73116

Please make your marks like this: ☒ Use dark black pencil or pen only
Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.

1:	Election of Directors				Directors
		For	Withhold		Recommend ê

	01 Mark T. Behrman (Class term expiring 2022)	☐	☐		For
	02 Jonathan S. Bobb (Class term expiring 2022)	☐	☐		For
	03 Richard S. Sanders (Class term expiring 2022)	☐	☐		For

		For	Against	Abstain
2:	Proposal to ratify Ernst & Young, LLP as the independent registered public accounting firm for 2019.	☐	☐	☐	For
		For	Against	Abstain

3:	Say on Pay - An advisory vote on the approval of named executive compensation.	☐	☐	☐	For

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of LSB Industries, Inc.

to be held on Friday, May 3, 2019

for Holders as of March 4, 2019

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTE BY:	TELEPHONE
Go To www.proxypush.com/LXU • Cast your vote online. • View Meeting Documents.		866-286-3181
	OR	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.
MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Michael J. Foster and Cheryl Maguire, and each of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes each of them to vote all the shares of capital stock of LSB Industries, Inc. that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PROXY TABULATOR FOR
LSB INDUSTRIES, INC.
P.O. BOX 8016
CARY, NC 27512-9903

Revocable Proxy — LSB Industries, Inc. Annual Meeting of Stockholders May 3, 2019 8:30 a.m. (Central Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Michael J. Foster and Cheryl Maguire and each of them, the undersigned’s proxy, with the full power of substitution, to attend the annual meeting of the stockholders of LSB Industries, Inc. (the “Company”) on May 3, 2019, at 8:30 a.m., Central Daylight Time, at the company’s offices located at 3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma 73116, and at any adjournment of that meeting and to vote the undersigned’s shares of the Common Stock, Series B 12% Cumulative Preferred Stock, Series D 6% Cumulative Convertible Preferred Stock and Series F-1 Redeemable Class C Preferred Stock, all of which vote as a single class, as designated on the reverse side.

This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR proposals 1, 2 and 3.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)